Exhibit 4.11

NUCO2 FUNDING LLC,
NUCO2 LLC,
NUCO2 IP LLC and

NUCO2 SUPPLY LLC
each as Co-Issuer,

and

U.S. Bank National Association,
as Trustee, Administrative Agent and Securities Intermediary

SERIES 2010-1 SUPPLEMENT

dated as of September 29, 2010

to

BASE INDENTURE

dated as of May 28, 2008

$40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1

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Section 5.9	Fiscal Year End	31

ANNEXES

Annex A	Series 2010-1 Supplemental Definitions List

EXHIBITS
Exhibit A:	Form of Restricted Rule 144A Class A-1 Global Note
Exhibit B:	Form of Restricted Regulation S Class A-1 Global Note
Exhibit C-1:	Form of Transferee Certificate
Exhibit C-2:	Form of Transferee Certificate
Exhibit C-3:	Form of Transferee Certificate
Exhibit D:	Form of Noteholders’ Statement
Exhibit E:	Form of Important Section 3(c)(7) Notice

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SERIES 2010-1 SUPPLEMENT, dated as of September 29, 2010 (this “Series 2010-1 Supplement”), by and among NUCO2 FUNDING LLC, a Delaware limited liability company (the “Master Issuer”), NUCO2 LLC, a Delaware limited liability company (the “Contract Holder”), NUCO2 IP LLC, a Delaware limited liability company (the “IP Holder”), NUCO2 SUPPLY LLC, a Delaware limited liability company (the “Equipment Holder” and, together with the Master Issuer, the Contract Holder and the IP Holder, collectively, the “Co-Issuers” and each, a “Co-Issuer), and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”), administrative agent (in such capacity, the “Administrative Agent”) and as securities intermediary to the Base Indenture, dated as of May 28, 2008, by and among the Co-Issuers and the Trustee (as amended, modified or supplemented from time to time, exclusive of this Series 2010-1 Supplement, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.3 and 12.1 of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series 2010-1 Supplement, and such Series of Notes shall be designated as Series 2010-1 Notes.  On the Series 2010-1 Closing Date, the following Class of Notes of such Series shall be issued: 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1 (as referred to herein, the “Series 2010-1 Class A-1 Notes”).  For purposes of the Indenture, the Series 2010-1 Class A-1 Notes shall be deemed to be “Senior Notes,” “Class A Notes” and “Class A-1 Notes.”

ARTICLE I

DEFINITIONS

All capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Series 2010-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2010-1 Supplemental Definitions List”) as such Series 2010-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.  All capitalized terms not otherwise defined herein or therein shall have the meanings assigned thereto in the Base Indenture Definitions List

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attached to the Base Indenture as Annex A thereto, as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture.  Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series 2010-1 Supplement (as indicated herein).  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2010-1 Class A-1 Notes and not to any other Series or Class of Notes issued by the Co-Issuers.

For purposes of the Base Indenture:

(a)           the Additional Series 2010-1 Senior Note Prepayment Amount shall be deemed to be an “Additional Series Class A Senior Note Prepayment Amount;”

(b)           the Series 2010-1 Adjusted Repayment Date shall be deemed to be an “Adjusted Repayment Date;”

(c)           the Series 2010-1 Cash Trapping Amount shall be deemed to be a “Cash Trapping Amount;”

(d)           the Series 2010-1 Cash Trapping Period shall be deemed to be a “Cash Trapping Period;”

(e)           the Series 2010-1 Class A-1 Note Make Whole Premium shall be deemed to be a “Note Make Whole Premium;”

(f)            the Series 2010-1 Class A-1 Outstanding Principal Amount shall be deemed to be an “Outstanding Principal Amount;”

(g)           the Series 2010-1 Legal Final Maturity Date shall be deemed to be a “Series Legal Final Maturity Date;”

(h)           the Series 2010-1 Scheduled Maturity Date shall be deemed to be a “Scheduled Maturity Date;” and

(i)            the Series 2010-1 Class A-1 Senior Note Interest shall be deemed to be a “Senior Note Interest Amount;”

(j)            the Series 2010-1 Closing Date shall be deemed to be a “Series Closing Date;” and

(k)           the rating assigned to the Series 2010-1 Class A-1 Notes by Moody’s is Baa2.

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ARTICLE II

ALLOCATIONS; PAYMENTS

With respect to the Series 2010-1 Class A-1 Notes only, the following shall apply:

Section 2.1             Application of Certain Amounts on the Series 2010-1 Closing Date.  On the Series 2010-1 Closing Date:

(a)           a portion of the net proceeds from the initial sale of the Series 2010-1 Class A-1 Notes in an amount equal to $1,525,600 shall be deposited into the Senior Note Interest Reserve Account; and

(b)           subject to Section 3.1, the remainder of the net proceeds from the sale of the Series 2010-1 Class A-1 Notes will be paid to, or at the direction of, the Co-Issuers.

Section 2.2             Application of Collections on Payment Dates to the Series 2010-1 Class A-1 Notes.  On each Payment Date, the Series 2010-1 Class A-1 Notes shall be entitled to all amounts allocated to such Notes, to the extent that funds are available therefor, in accordance with the provisions of the Priority of Payments and the other terms of the Base Indenture, including the Senior Note Interest Amount, the Senior Note Contingent Additional Interest Amount, the Series 2010-1 Class A-1 Note Make Whole Premium, all amounts payable in respect of the principal of such Notes and other amounts payable in respect of such Notes.

The Trustee is hereby authorized (but shall not be obligated) to cause the payments contemplated in this Section 2.2 to the extent that the Master Issuer, or the Transaction Manager on its behalf, has not timely instructed the Trustee to so make such payments, all in accordance with the Base Indenture.

Section 2.3             Certain Distributions from Collection Account.  On each Payment Date, based solely upon the most recent Monthly Manager’s Certificate, the Trustee shall, in accordance with Sections 5.13 and 5.14 of the Base Indenture, remit:

(a)           to the Series 2010-1 Class A-1 Noteholders from the Senior Note Interest Account the amount allocated thereto for the payment of interest and any Note Make Whole Premium in respect of the Series 2010-1 Class A-1 Notes,

(b)           to the Series 2010-1 Class A-1 Noteholders from the Senior Note Principal Payments Account the amount allocated thereto for the payment of principal in respect of the Series 2010-1 Class A-1 Notes, and

(c)           to the Series 2010-1 Class A-1 Noteholders from the Senior Note Contingent Additional Interest Account the amount deposited thereto for the payment of Series 2010-1 Class A-1 Contingent Additional Interest.

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For purposes of the Base Indenture, the Series 2010-1 Senior Note Interest Reserve Account Required Amount shall be a “Senior Note Interest Reserve Account Required Amount” and shall be required to be maintained on deposit in the Senior Note Interest Reserve Account.

Section 2.4             Series 2010-1 Class A-1 Interest.

(a)           Series 2010-1 Class A-1 Note Interest Amount.  From and after the Series 2010-1 Closing Date and until the Series 2010-1 Final Payment has been made, interest on the Series 2010-1 Class A-1 Notes will accrue at a fixed rate of 7.628% per annum (the “Series 2010-1 Class A-1 Note Interest Rate”) and will be due and payable in arrears and distributed to the Series 2010-1 Class A-1 Noteholders on each Payment Date, commencing on the Payment Date occurring in October 2010.  The amount of interest to be paid on such Payment Date to the Series 2010-1 Class A-1 Noteholders (the “Series 2010-1 Class A-1 Interest”) will be an amount equal to the sum of (a) the accrued interest at the Series 2010-1 Class A-1 Note Interest Rate on the Series 2010-1 Class A-1 Outstanding Principal Amount (as of the first day of the related Interest Period after giving effect to all payments of principal made to such Noteholders as of such day), calculated based on a year of twelve 30-day months, and (b) the amount of any Senior Note Interest Shortfall Amount with respect to the Series 2010-1 Class A-1 Notes for the immediately preceding Interest Period, together with any interest thereon.  The Series 2010-1 Class A-1 Interest constitutes part of the “Senior Note Interest Amount” for purposes of clause fourth of the Priority of Payments.  Failure to pay, in full, any portion of any Series 2010-1 Class A-1 Interest that is due and payable on any Payment Date will be an Event of Default, and to the extent any portion of any Series 2010-1 Class A-1 Interest is not paid, in full, when due, such unpaid amount shall accrue interest at the Series 2010-1 Class A-1 Note Interest Rate until paid in full; provided that in any event all accrued but unpaid Series 2010-1 Class A-1 Interest shall be due and payable on the Series 2010-1 Legal Final Maturity Date, on any Series 2010-1 Prepayment Date with respect to a prepayment in full of the Series 2010-1 Class A-1 Notes or on any other day on which all of the Series 2010-1 Class A-1 Outstanding Principal Amount is required to be paid in full.  The Series 2010-1 Class A-1 Interest is not guaranteed by any Person.

(b)           Series 2010-1 Class A-1 Contingent Additional Interest.  If (x) the Series 2010-1 Final Payment has not been made on the Series 2010-1 Scheduled Maturity Date, then for each Interest Period following the Series 2010-1 Scheduled Maturity Date, or (y) upon the occurrence of an Early Amortization Event described in clause (d) of Section 9.1 of the Base Indenture, then for each Interest Period thereafter (while such Early Amortization Event is continuing), if (a) the sum of (i) One-Month LIBOR plus (ii) 6.00% per annum plus (iii) 2.00% (such aggregate amount in this clause (a), the “Series 2010-1 Class A-1 Stepped-Up Interest Rate”) is greater than (b) the product of (x) the Series 2010-1 Class A-1 Note Interest Rate and (y) the ratio achieved by dividing (I) 30 by (II) the number of days in each such Interest Period (such excess, if any, the “Series 2010-1 Class A-1 Contingent Additional Interest Rate”), contingent additional interest shall accrue on the Series 2010-1 Class A-1 Outstanding Principal Amount during each such Interest Period at an annual interest rate equal to the Series 2010-1 Class A-1 Contingent Additional Interest Rate, calculated based on a 360-day year and

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the actual number of days elapsed during each such Interest Period (such contingent additional interest, the “Series 2010-1 Class A-1 Contingent Additional Interest”).

(c)           Payment of Series 2010-1 Class A-1 Contingent Additional Interest.  All accrued but unpaid Series 2010-1 Class A-1 Contingent Additional Interest shall be due and payable in full on any Payment Date only as and when amounts are made available for payment thereof in accordance with the Priority of Payments.  The Series 2010-1 Class A-1 Contingent Additional Interest constitutes part of the “Senior Note Contingent Additional Interest Amount” for purposes of clause seventeenth of the Priority of Payments.  Failure to pay any portion of any Series 2010-1 Class A-1 Contingent Additional Interest on any Payment Date will not be an Event of Default, but interest shall accrue on such unpaid portion of such Series 2010-1 Contingent Additional Interest at the Series 2010-1 Class A-1 Stepped-Up Interest Rate; provided that in any event all accrued but unpaid Series 2010-1 Class A-1 Contingent Additional Interest shall be due and payable in full on the Series 2010-1 Legal Final Maturity Date, on any Series 2010-1 Prepayment Date with respect to a prepayment in full of the Series 2010-1 Class A-1 Notes or on any other day on which all of the Series 2010-1 Class A-1 Outstanding Principal Amount is required to be paid in full.  The Series 2010-1 Class A-1 Contingent Additional Interest is not guaranteed by any Person.

(d)           Series 2010-1 Class A-1 Initial Interest Period.  The initial Interest Period for the Series 2010-1 Class A-1 Notes shall be from and including the Series 2010-1 Closing Date to but excluding the Payment Date occurring in October 2010.

Section 2.5             Payment of Series 2010-1 Class A-1 Note Principal.

(a)           Series 2010-1 Class A-1 Notes Principal Payment at Legal Maturity.  The Aggregate Outstanding Principal Amount of the Series 2010-1 Class A-1 Notes shall be due and payable on the Series 2010-1 Legal Final Maturity Date.  The Aggregate Outstanding Principal Amount of the Series 2010-1 Class A-1 Notes is not prepayable, in whole or in part, except pursuant to this Section 2.5.

(b)           Series 2010-1 Scheduled Maturity.  The Series 2010-1 Final Payment is anticipated to occur on the Payment Date occurring in June 2015 (such date, the “Series 2010-1 Scheduled Maturity Date”).

(c)           Series 2010-1 Class A-1 Notes Mandatory Payments of Principal.

(i)            Change of Control.  If a Change of Control to which the Control Party has not provided its prior written consent occurs, the Co-Issuers shall prepay all the Series 2010-1 Class A-1 Notes in full by (A) transferring to the Trustee within ten Business Days after the date such Change of Control occurs an amount equal to the aggregate Outstanding Principal Amount of all Series 2010-1 Class A-1 Notes and all other amounts that are or will be due and payable with respect to the Series 2010-1 Class A-1 Notes under the Indenture and the Series 2010-1 Class A-1 Note Purchase Agreement as of the Series 2010-1 Prepayment Date

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(including all interest and fees accrued to such date and any Series 2010-1 Class A-1 Note Make Whole Premium required to be paid in connection therewith pursuant to Section 2.5(d)), (B) delivering the applicable prepayment notices pursuant to Section 2.5(f) and (C) directing the Trustee to distribute such amount to the Series 2010-1 Class A-1 Noteholders on the applicable Series 2010-1 Prepayment Date.

(ii)           Indemnification Amounts.  On any Payment Date, any Additional Senior Note Prepayment Amount arising from any Indemnification Amounts allocated to the Senior Note Principal Payments Account pursuant to clause tenth of the Priority of Payments shall, in accordance with Sections 5.13 and 5.14 of the Base Indenture, be used to prepay principal on the Series 2010-1 Class A-1 Notes and on the applicable Classes of any other Series of Notes in the order of priority described in Section 6.1 of the Base Indenture on the related Payment Date.  In connection with any payment made pursuant to this Section 2.5(c)(ii), the Co-Issuers shall be obligated to pay to the Series 2010-1 Class A-1 Noteholders from such Indemnification Amounts the Series 2010-1 Class A-1 Note Make Whole Premium required to be paid in connection therewith pursuant to Section 2.5(d) below.

(iii)          Asset Disposition Amounts.  On any Payment Date, any Additional Senior Note Prepayment Amount arising from any Asset Disposition Amounts allocated to the Senior Note Principal Payments Account pursuant to clause tenth of the Priority of Payments shall, in accordance with Sections 5.13 and 5.14 of the Base Indenture, be used to prepay principal on the Series 2010-1 Class A-1 Notes and on the applicable Classes of any other Series of Notes in the order of priority described in Section 6.1 of the Base Indenture on the related Payment Date.  In connection with any payment made pursuant to this Section 2.5(c)(iii), the Co-Issuers shall be obligated to pay to the Series 2010-1 Class A-1 Noteholders from such Asset Disposition Amounts the Series 2010-1 Class A-1 Note Make Whole Premium required to be paid in connection therewith pursuant to Section 2.5(d) below.

(iv)          Insurance Proceeds.  On any Payment Date, any Additional Senior Note Prepayment Amount arising from any Insurance Proceeds Amounts allocated to the Senior Note Principal Payments Account pursuant to clause tenth of the Priority of Payments shall, in accordance with Sections 5.13 and 5.14 of the Base Indenture, be used to prepay principal on the Series 2010-1 Class A-1 Notes and on the applicable Classes of any other Series of Notes in the order of priority described in Section 6.1 of the Base Indenture on the related Payment Date.  In connection with any payment made pursuant to this Section 2.5(c)(iv), the Co-Issuers shall be obligated to pay to the Series 2010-1 Class A-1 Noteholders from such Insurance Proceeds Amounts the

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Series 2010-1 Class A-1 Note Make Whole Premium required to be paid in connection therewith pursuant to Section 2.5(d) below.

(v)           Excess Capex Amounts.  On any Payment Date, any Additional Senior Prepayment Amount arising from any Excess CAPEX Amounts allocated to the Senior Note Principal Payments Account pursuant to clause tenth of the Priority of Payments shall, in accordance with Sections 5.13 and 5.14 of the Base Indenture, be used to prepay principal on the Series 2010-1 Class A-1 Notes and on the applicable Classes of any other Series of Notes in the order of priority described in Section 6.1 of the Base Indenture on the related Payment Date.  In connection with any payment made pursuant to this Section 2.5(c)(v), the Co-Issuers shall be obligated to pay to the Series 2010-1 Class A-1 Noteholders from such Excess CAPEX Amounts the Series 2010-1 Class A-1 Note Make Whole Premium required to be paid in connection therewith pursuant to Section 2.5(d) below.

(vi)          Early Amortization.  On any Payment Date following the occurrence of an Early Amortization Event, any amounts (x) allocated to the Senior Note Principal Payments Account pursuant to clause twelfth of the Priority of Payments, or (y) on deposit in the Cash Trap Reserve Account, shall, in accordance with Sections 5.13 and 5.14 of the Base Indenture, be used to prepay principal on the Series 2010-1 Class A-1 Notes and on the applicable Classes of any other Series of Notes in the order of priority described in Section 6.1 of the Base Indenture on the related Payment Date.

(d)           Series 2010-1 Class A-1 Note Make Whole Premium.  In connection with (i) any mandatory prepayment of any Series 2010-1 Class A-1 Notes pursuant to Sections 2.5(c)(i) through 2.5(c)(v), or (ii) any optional prepayment of the Series 2010-1 Class A-1 Notes pursuant to Section 2.5(e), the Co-Issuers shall pay the applicable Series 2010-1 Class A-1 Note Make Whole Premium related to the applicable Series 2010-1 Prepayment Amount; provided that no such Series 2010-1 Class A-1 Note Make Whole Premium shall be payable in connection with any payment that occurs (A) on or after the Payment Date occurring in March 2015 or (B) after an Early Amortization Period commences.  The Series 2010-1 Class A-1 Note Make Whole Premium is not guaranteed by any Person.

(e)           Optional Prepayment of Series 2010-1 Class A-1 Notes.  Subject to Sections 2.5(d) and 2.5(f), the Co-Issuers shall have the option to prepay the Series 2010-1 Class A-1 Notes in whole but not in part on the applicable Series 2010-1 Prepayment Date specified in the applicable Prepayment Notices, at a price equal to the unpaid Series 2010-1 Class A-1 Outstanding Principal Amount being prepaid, plus accrued and unpaid interest thereon through such Series 2010-1 Prepayment Date, together with any applicable Series 2010-1 Class A-1 Note Make Whole Premium, to the extent required to be paid in connection therewith as provided herein plus all other accrued and unpaid amounts owing to the applicable Noteholders.

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(f)            Notices of Series 2010-1 Prepayments.  The Co-Issuers shall give prior written notice (each, a “Prepayment Notice”) at least ten (10) Business Days but not more than twenty (20) Business Days prior to any prepayment pursuant to Section 2.5(e), or at least five (5) Business Days prior to any prepayment pursuant to Section 2.5(c)(i), to each Series 2010-1 Class A-1 Noteholder affected by such Series 2010-1 Prepayment (or to the Trustee or Administrative Agent for delivery to such Series 2010-1 Class A-1 Noteholders), each of the Rating Agencies and the Trustee.  In connection with any such Prepayment Notice, the Co-Issuers shall provide a written report to the Trustee directing the Trustee to distribute such prepayment amounts in accordance with the applicable provisions of Section 2.5(h).  With respect to each such prepayment, the related Prepayment Notice shall, in each case, specify (A) the date on which such prepayment will be made, which in all cases shall be a Business Day and, in the case of a mandatory prepayment upon a Change of Control, shall be no more than ten (10) Business Days after the occurrence of such Change of Control, and, in the case of any prepayment pursuant to Section 2.5(e), shall be the next Payment Date following the related Prepayment Notice, (B) the aggregate principal amount of the applicable Class of Notes to be prepaid on such date, and (C) the date on which the applicable Series 2010-1 Class A-1 Note Make Whole Premium to be paid in connection therewith will be calculated, which calculation date shall be no earlier than the fifth Business Day before the prepayment date set forth in such Prepayment Notice (the “Series 2010-1 Class A-1 Note Make Whole Premium Calculation Date”).  The Co-Issuers shall have the option, by written notice to the Trustee, the Rating Agencies and the affected Noteholders, to withdraw, or amend the date on which such prepayment will be made, as set forth in, (x) any Prepayment Notice relating to any prepayment pursuant to Section 2.5(e) at any time up to the fifth Business Day before the prepayment date set forth in such Prepayment Notice and (y) subject to the requirements of the preceding sentence, any Prepayment Notice relating to mandatory prepayment upon a Change of Control at any time up to the earlier of (I) the occurrence of such event and (II) the fifth Business Day before the prepayment date set forth in such Prepayment Notice; provided that in no event shall any prepayment date be amended to a date earlier than the fifth Business Day after such amended notice is given.  Any Prepayment Notice shall become irrevocable on the day on which it can no longer be withdrawn in accordance with the preceding sentence.

(g)           Series 2010-1 Prepayments.  On any date on which a payment of principal of the Series 2010-1 Class A-1 Notes will be made prior to (x) the Payment Date occurring immediately before the Series 2010-1 Scheduled Maturity Date or (y) the commencement of an Early Amortization Period (each such date, a “Series 2010-1 Prepayment Date”), including, without limitation, with respect to any prepayment of any such Notes pursuant to Sections 2.5(c)(i) through 2.5(c)(v) and Section 2.5(e) (each, a “Series 2010-1 Prepayment”), (i) the aggregate principal amount of such Notes to be prepaid on such date (such amount, together with all accrued and unpaid interest thereon to such date, a “Series 2010-1 Prepayment Amount”) and (ii) the applicable Series 2010-1 Class A-1 Note Make Whole Premium shall each be due and payable.  The Co-Issuers shall pay the Series 2010-1 Prepayment Amount together with the applicable Series 2010-1 Class A-1 Note Make Whole Premium to the Series 2010-1 Class A-1

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Noteholders on or prior to the related Series 2010-1 Prepayment Date, which amounts shall be distributed in accordance with Section 2.5(h) of this Series 2010-1 Supplement.

(h)           Series 2010-1 Prepayment Distributions.

(i)            On the Series 2010-1 Prepayment Date for each Series 2010-1 Prepayment to be made pursuant to this Section 2.5 in respect of the Series 2010-1 Class A-1 Notes, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, wire transfer to the Series 2010-1 Class A-1 Noteholders of record on the preceding Prepayment Record Date on a pro rata basis, based on their respective portion of the Series 2010-1 Class A-1 Outstanding Principal Amount, the amounts allocated to the Series 2010-1 Class A-1 Noteholders pursuant to this Section 2.5 and Sections 5.13 and 5.14 of the Base Indenture, if any, in order to repay the applicable portion of the Series 2010-1 Class A-1 Outstanding Principal Amount and pay all accrued and unpaid interest thereon up to such Series 2010-1 Prepayment Date and any Series 2010-1 Class A-1 Note Make Whole Premium due to the Series 2010-1 Class A-1 Noteholders payable on such date.

(i)            Series 2010-1 Notices of Series 2010-1 Final Payment.  The Co-Issuers shall notify the Trustee and each of the Rating Agencies on or before the Record Date preceding any Payment Date that will be the Series 2010-1 Final Payment Date; provided, however, that with respect to any Series 2010-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Co-Issuers shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2010-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 2.5(f).  In addition, the Trustee shall provide any written notice required under this Section 2.5(i) to each Person in whose name a Series 2010-1 Class A-1 Note is registered at the close of business on the Record Date with respect to the Payment Date that will be the Series 2010-1 Final Payment Date.  Such written notice to be sent to the Series 2010-1 Class A-1 Noteholders shall be made at the expense of the Co-Issuers and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the Series 2010-1 Final Payment will be made and shall specify that such Series 2010-1 Final Payment will be payable only upon presentation and surrender of the Series 2010-1 Class A-1 Notes and shall specify the place where the Series 2010-1 Class A-1 Notes may be presented and surrendered for such Series 2010-1 Final Payment.

Section 2.6             No Duplication of Cash Trapping Amounts.  For the avoidance of doubt, the Series 2010-1 Cash Trapping Amount deposited to the Cash Trap Reserve Account on any Payment Date shall not be duplicative of any other Cash Trapping Amount deposited to the Cash Trap Reserve Account on such Payment Date pursuant to any other Series of Notes.

Section 2.7             Transaction Manager.  Pursuant to the Transaction Management Agreement, the Transaction Manager has agreed to provide certain reports,

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notices, instructions and other services on behalf of the Master Issuer and the other Co-Issuers.  The Series 2010-1 Class A-1 Noteholders by their acceptance of the relevant Notes consent to the provision of such reports and notices to the Trustee by the Transaction Manager in lieu of the Master Issuer or any other Co-Issuer.  Any such reports and notices that are required to be delivered to the Series 2010-1 Class A-1 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

Section 2.8             Master Manager.  Pursuant to the Master Management Agreement, the Master Manager has agreed to cause the Transaction Manager and the Co-Issuers to perform their obligations under the Related Documents.  The Series 2010-1 Class A-1 Noteholders by their acceptance of the relevant Notes consent to the taking of actions by the Master Manager in furtherance thereof, including the provision of such reports and notices to the Trustee by the Master Manager in lieu of the Master Issuer or any other Co-Issuer.  Any such reports and notices that are required to be delivered to the Series 2010-1 Class A-1 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

ARTICLE III

ADDITIONAL COVENANTS AND EVENT OF DEFAULT APPLICABLE TO SERIES 2010-1 NOTES

Section 3.1             Use of Proceeds.  The proceeds of the Series 2010-1 Class A-1 Notes, net of (i) fees, commissions, costs and other expenses incurred in connection with the issuance of the Series 2010-1 Class A-1 Notes and (ii) the proceeds deposited in the Senior Note Interest Reserve Account pursuant to Section 2.1(a) hereof, for a period commencing on the Series 2010-1 Closing Date and ending upon the earlier of (x) the date that is six months after the Series 2010-1 Closing Date and (y) the date of the consummation of the IPO (the “Proceeds Restriction Period”), shall be segregated and deposited in a subaccount of the Surplus Account and shall be used only for acquisitions, growth capital expenditures and other general corporate purposes (including the repayment of indebtedness); provided that, in no event during the Proceeds Restriction Period shall any such proceeds be distributed as dividends to NuCO2 or be used for any repurchase of capital stock of NuCO2 Parent.  After the Proceeds Restriction Period, any remaining net proceeds of the Series 2010-1 Class A-1 Notes shall be released from any such subaccount and may be used as permitted under the Base Indenture.

Section 3.2             Prepayment of Subordinated Notes.  No Co-Issuer shall repay any principal amount of the 9.75% Fixed Rate Series 2008-1 Subordinated Notes, Class B-1, issued by the Co-Issuers after the Series 2010-1 Scheduled Maturity Date unless and until all Series 2010-1 Class A-1 Notes Outstanding have been paid in full.

Section 3.3             Scheduled Maturity of Additional Notes.  No new Series of Notes issued after the Series 2010-1 Closing Date may be issued with a Series Scheduled Maturity Date that will occur prior to the Series 2010-1 Adjusted Repayment Date.

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Section 3.4             Additional Event of Default.  For purposes of the Series 2010-1 Class A-1 Notes, an Event of Default shall occur if the Series 2010-1 Post-Adjusted Repayment Date DSCR with respect to any Payment Date on or after the sixth anniversary of the Series 2010-1 Closing Date is less than 1.20 times.

Section 3.5             Series 2010-1 Note Owner Notice Information.  By acceptance of any beneficial interest in a Series 2010-1 Class A-1 Note, each Series 2010-1 Note Owner agrees to provide the Trustee with Notice Information promptly upon acquisition of such beneficial interest, or promptly after a written request from the Trustee (sent by the Trustee upon instruction from the Co-Issuers in accordance with the terms of the Base Indenture), which Notice Information shall be promptly delivered by the Trustee to the Co-Issuers.

ARTICLE IV

FORM OF SERIES 2010-1 NOTES

Section 4.1             Issuance of Series 2010-1 Class A-1 Notes.

(a)           The Series 2010-1 Class A-1 Notes in the aggregate may be offered and sold in the Series 2010-1 Class A-1 Initial Principal Amount on the Series 2010-1 Closing Date by the Co-Issuers pursuant to the Series 2010-1 Class A-1 Note Purchase Agreement.  The Series 2010-1 Class A-1 Notes will be resold initially only (A) in the United States, to Persons who are both QIBs and QPs in reliance on Rule 144A and (B) outside the United States, to QPs who are neither a U.S. Person (as defined in Regulation S) (a “U.S. Person”) nor a U.S. resident (within the meaning of the Investment Company Act) (a “U.S. Resident”) in reliance on Regulation S.  The Series 2010-1 Class A-1 Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedure described herein.  The Series 2010-1 Class A-1 Notes will be Book-Entry Notes, and DTC will be the Depository for the Series 2010-1 Class A-1 Notes.  The provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream (as in effect from time to time, the “Applicable Procedures”) shall be applicable to transfers of beneficial interests in the Series 2010-1 Class A-1 Notes.  The Series 2010-1 Class A-1 Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(b)           Restricted 144A Class A-1 Global Notes.  The Series 2010-1 Class A-1 Notes offered and sold in their initial distribution in reliance upon Rule 144A will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC (collectively, for purposes of this Section 4.1 and Section 4.2, the “Restricted Rule 144A Class A-1 Global Notes”).  The aggregate initial principal amount of the Restricted 144A Class A-1 Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a

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corresponding decrease or increase in the aggregate initial principal amount of the corresponding Class of the Restricted Regulation S Class A-1 Global Notes or the Unrestricted Class A-1 Global Notes, as hereinafter provided.

(c)           Restricted Regulation S Class A-1 Global Notes.  Any Series 2010-1 Class A-1 Notes offered and sold on the Series 2010-1 Closing Date in reliance upon Regulation S will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream (collectively, for purposes of this Section 4.1 and Section 4.2, the “Restricted Regulation S Class A-1 Global Notes,” and together with the Restricted Rule 144A Class A-1 Global Notes, the “Restricted Class A-1 Global Notes”).  Until such time as the Distribution Compliance Period shall have terminated with respect to the Restricted Regulation S Class A-1 Global Notes, interests in such Restricted Regulation S Class A-1 Global Notes may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream.  After such time as the Distribution Compliance Period shall have terminated with respect to the Restricted Regulation S Class A-1 Global Notes, interests in such Restricted Regulation S Class A-1 Global Notes may be held through Clearing Agency Participants acting for and on behalf of DTC in addition to Euroclear and Clearstream.  The aggregate principal amount of the Restricted Regulation S Class A-1 Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Class of Restricted Rule 144A Class A-1 Global Notes or Unrestricted Class A-1 Global Notes, as hereinafter provided.

(d)           Unrestricted Class A-1 Global Note.  Beneficial interests in the Restricted 144A Class A-1 Global Notes may be exchanged for beneficial interests in one or more global notes that do not bear the legend set forth in Section 4.2(h) (the “Unrestricted Class A-1 Global Notes,” and together with the Restricted Class A-1 Global Notes, the “Series 2010-1 Class A-1 Global Notes”) as provided in Section 4.2(d).  Beneficial interests in the Restricted Regulation S Class A-1 Global Notes may be exchanged for beneficial interests in one or more Unrestricted Class A-1 Global Notes as provided in Section 4.2(g).

(e)           Definitive Notes.  The Class A-1 Series 2010-1 Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, for purposes of this Section 4.1 and Section 4.2, the “Definitive Notes”) pursuant to Section 2.13 of the Base Indenture and this Section 4.1(d) in accordance with their terms and, upon complete exchange thereof, such Series 2010-1 Class A-1 Global Notes shall be surrendered for cancellation to the Trustee at the applicable Corporate Trust Office.

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Section 4.2             Transfer Restrictions of Series 2010-1 Class A-1 Notes.

(a)           A Series 2010-1 Class A-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 4.2(a) shall not prohibit any transfer of a Series 2010-1 Class A-1 Note that is issued in exchange for a Series 2010-1 Class A-1 Global Note in accordance with Section 2.8 or Section 2.13 of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2010-1 Class A-1 Global Note effected in accordance with the other provisions of this Section 4.2.

(b)           The transfer by a Series 2010-1 Class A-1 Noteholder holding a beneficial interest in a Restricted Rule 144A Class A-1 Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Restricted Rule 144A Class A-1 Global Note shall be made only upon the representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, a QP, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c)           If a Series 2010-1 Class A-1 Noteholder holding a beneficial interest in a Restricted 144A Class A-1 Global Note wishes at any time to exchange its interest in such Restricted 144A Class A-1 Global Note for an interest in the Restricted Regulation S Class A-1 Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Regulation S Class A-1 Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.2(c); provided that the remaining beneficial interest in such Restricted 144A Class A-1 Global Note held by such Series 2010-1 Class A-1 Noteholder shall either equal zero or meet the authorized minimum denominations.  Upon receipt by the Trustee, as Registrar, at the applicable Corporate Trust Office, and the Co-Issuers of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Trustee to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Restricted Regulation S Class A-1 Global Note, in a principal amount equal to that of the beneficial interest in such Restricted 144A Class A-1 Global Note to be so exchanged or transferred, but not less than the authorized minimum denominations, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit C-1 hereto given by the Series 2010-1 Class A-1 Noteholder holding such beneficial interest in such Restricted 144A Class A-1 Global Note, the Trustee, as Registrar, shall instruct

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DTC to reduce the principal amount of the Restricted 144A Class A-1 Global Note, and to increase the principal amount of the Restricted Regulation S Class A-1 Global Note, by the principal amount of the beneficial interest in such Restricted 144A Class A-1 Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Restricted Regulation S Class A-1 Global Note having a principal amount equal to the amount by which the principal amount of such Restricted 144A Class A-1 Global Note was reduced upon such exchange or transfer.

(d)           If a Series 2010-1 Class A-1 Noteholder holding a beneficial interest in a Restricted 144A Class A-1 Global Note wishes at any time to exchange its interest in such Restricted 144A Class A-1 Global Note for an interest in the Unrestricted Class A-1 Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Class A-1 Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.2(d); provided that the remaining beneficial interest in such Restricted 144A Class A-1 Global Note held by such Series 2010-1 Class A-1 Noteholder shall either equal zero or meet the authorized minimum denominations.  Upon receipt by the Trustee, as Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Trustee to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Unrestricted Class A-1 Global Note in a principal amount equal to that of the beneficial interest in such Restricted 144A Class A-1 Global Note to be so exchanged or transferred, but not less than the authorized minimum denominations, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit C-2 hereto given by the Series 2010-1 Class A-1 Noteholder holding such beneficial interest in such Restricted 144A Class A-1 Global Note, the Trustee, as Registrar, shall instruct DTC to reduce the principal amount of such Restricted 144A Class A-1 Global Note, and to increase the principal amount of the Unrestricted Class A-1 Global Note, by the principal amount of the beneficial interest in such Restricted 144A Class A-1 Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant) a beneficial interest in the Unrestricted Class A-1 Global Note having a principal amount equal to the amount by which the principal amount of such Restricted 144A Class A-1 Global Note was reduced upon such exchange or transfer.  If the Trustee so requests or if the Applicable Procedures so require, the transferor shall deliver an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Series 2010-1 Supplement and described in Section 4.2(h) are no longer required in order to maintain compliance with the Securities Act.

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(e)           The transfer by a Series 2010-1 Class A-1 Noteholder holding a beneficial interest in a Restricted Regulation S Class A-1 Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Restricted Regulation S Class A-1 Global Note shall be made only upon the representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QP that is neither a “U.S. Person” as defined in Regulation S nor a “U.S. Resident” for purposes of the Investment Company Act and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Regulation S.

(f)            If a Series 2010-1 Class A-1 Noteholder holding a beneficial interest in a Restricted Regulation S Class A-1 Global Note wishes at any time to exchange its interest in such Restricted Regulation S Class A-1 Global Note for an interest in the Restricted 144A Class A-1 Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted 144A Class A-1 Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.2(f); provided that the remaining beneficial interest in such Restricted Regulation S Class A-1 Global Note held by such Series 2010-1 Class A-1 Noteholder shall either equal zero or meet the authorized minimum denominations.  Upon receipt by the Trustee, as Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Trustee to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Restricted 144A Class A-1 Global Note in a principal amount equal to that of the beneficial interest in such Restricted Regulation S Class A-1 Global Note to be so exchanged or transferred, but not less than the authorized minimum denominations, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit C-3 hereto given by such Series 2010-1 Class A-1 Noteholder holding such beneficial interest in such Restricted Regulation S Class A-1 Global Note, Euroclear or Clearstream or the Trustee, as Registrar, shall instruct DTC to reduce the principal amount of such Restricted Regulation S Class A-1 Global Note and to increase the principal amount of the Restricted 144A Class A-1 Global Note, by the principal amount of the beneficial interest in such Restricted Regulation S Class A-1 Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Restricted 144A Class A-1 Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Regulation S Class A-1 Global Note was reduced upon such exchange or transfer.

(g)           If a Series 2010-1 Class A-1 Noteholder holding a beneficial interest in a Restricted Regulation S Class A-1 Global Note wishes at any time to exchange its interest in such Restricted Regulation S Class A-1 Global Note for an

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interest in the Unrestricted Class A-1 Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Class A-1 Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.2(g); provided that the remaining beneficial interest in such Restricted Regulation S Class A-1 Global Note held by such Series 2010-1 Class A-1 Noteholder shall either equal zero or meet the authorized minimum denominations.  Upon receipt by the Trustee, as Registrar, at the applicable Corporate Trust Office, and the Co-Issuers of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Trustee to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Unrestricted Class A-1 Global Note in a principal amount equal to that of the beneficial interest in such Restricted Regulation S Class A-1 Global Note to be so exchanged or transferred, but not less than the authorized minimum denominations, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit C-2 hereto given by the Series 2010-1 Class A-1 Noteholder holding such beneficial interest in such Restricted Regulation S Class A-1 Global Note, Euroclear, Clearstream or the Trustee, as Registrar shall instruct DTC to reduce the principal amount of such Restricted Regulation S Class A-1 Global Note, and to increase the principal amount of the Unrestricted Class A-1 Global Note, by the principal amount of the beneficial interest in such Restricted Regulation S Class A-1 Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Unrestricted Class A-1 Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Regulation S Class A-1 Global Note was reduced upon such exchange or transfer.  If the Trustee so requests or if the Applicable Procedures so require, the transferor shall deliver an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Series 2010-1 Supplement and described in Section 4.2(h) are no longer required in order to maintain compliance with the Securities Act.

(h)           The Restricted Class A-1 Global Notes shall bear the following legend:

THIS SERIES 2010-1 CLASS A-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF NUCO2 FUNDING LLC, NUCO2 LLC, NUCO2 SUPPLY LLC AND NUCO2 IP LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR

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OTHERWISE TRANSFERRED ONLY (A) IN THE UNITED STATES TO EITHER THE INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND A “QUALIFIED PURCHASER” (WITHIN THE MEANING OF THE 1940 ACT), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND NONE OF WHICH IS (1) A DEALER OF THE TYPE DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED TO IT, (2) A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN, OR ANY OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, UNLESS INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (3) FORMED OR CAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE CO-ISSUERS (EXCEPT WHERE EACH BENEFICIAL OWNER IS A QUALIFIED PURCHASER), (4) A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (5) IF FORMED ON OR BEFORE APRIL 30, 1996, AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF ‘‘INVESTMENT COMPANY’’ PROVIDED BY SECTION 3(c)(7) OF THE 1940 ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, (6) AN ENTITY THAT, IMMEDIATELY SUBSEQUENT TO ITS PURCHASE OR OTHER ACQUISITION OF A BENEFICIAL INTEREST IN THIS NOTE, WILL HAVE INVESTED MORE THAN 40% OF ITS ASSETS IN BENEFICIAL INTERESTS IN THIS NOTE AND/OR IN OTHER SECURITIES OF THE ISSUER (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QUALIFIED PURCHASERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE

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ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A OR (7) (I) (i) AN EMPLOYEE BENEFIT PLAN DESCRIBED IN SECTION 3(3) OF ERISA BUT NOT SUBJECT TO ERISA OR AN ENTITY THE ASSETS OF WHICH CONSTITUTE ASSETS OF SUCH A PLAN, (ii) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF ERISA, (iii) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT UNDER U.S. DEPARTMENT OF LABOR REGULATIONS, AS MODIFIED (EACH, A “PLAN”), AND SUCH ENTITY IS NOT ACQUIRING OR HOLDING THIS NOTE FOR OR ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN OR (II) A PURCHASER THAT IS UNABLE TO REPRESENT AND WARRANT THAT THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR OTHER PLAN, ANY APPLICABLE SIMILAR LAW), OR (B) OUTSIDE THE UNITED STATES TO THE INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS A QUALIFIED PURCHASER AND NEITHER A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR A “U.S. RESIDENT” AS DEFINED FOR PURPOSES OF THE 1940 ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER, AND NONE OF WHICH ARE A U.S. PERSON OR A U.S. RESIDENT, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.  THE INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.  THE INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A RESTRICTED REGULATION S GLOBAL NOTE OR A RESTRICTED RULE 144A GLOBAL NOTE WILL BE REQUIRED TO DELIVER A TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

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THE CO-ISSUERS MAY REQUIRE ANY HOLDER OF THIS NOTE WHO IS DETERMINED NOT TO HAVE BEEN (I) IF THIS NOTE IS ACQUIRED IN THE UNITED STATES, BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER OR (II) IF THIS NOTE WAS ACQUIRED OUTSIDE OF THE UNITED STATES, BOTH A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON WHO IS (I) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY.

(i)            The Restricted Regulation S Class A-1 Global Notes shall also bear the following legend:

UNTIL 40 DAYS AFTER THE INITIAL PURCHASER NOTIFIES THE CO-ISSUERS THAT THE RESALE OF THE SERIES 2010-1 CLASS A-1 NOTES HAS BEEN COMPLETED (THE “DISTRIBUTION COMPLIANCE PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS A QUALIFIED PURCHASER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A QUALIFIED PURCHASER AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES.

(j)            The Series 2010-1 Class A-1 Global Notes issued in connection with the Series 2010-1 Class A-1 Notes shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK

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10004, OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CO-ISSUERS OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(k)           The required legends set forth above shall not be removed from the applicable Series 2010-1 Class A-1 Notes except as provided herein.  The legend required for a Restricted Class A-1 Global Note may be removed from such Restricted Class A-1 Global Note if there is delivered to the Co-Issuers and the Trustee such satisfactory evidence, which may include an Opinion of Counsel as may be reasonably required by the Co-Issuers that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Restricted Class A-1 Global Note will not violate the registration requirements of the Securities Act.  Upon provision of such satisfactory evidence, the Trustee at the direction of the Master Issuer, on behalf of the Co-Issuers, shall authenticate and deliver in exchange for such Restricted Class A-1 Global Note an Unrestricted Class A-1 Global Note or Unrestricted Class A-1 Global Notes having an equal aggregate principal amount that does not bear such legend.  If such a legend required for a Restricted Class A-1 Global Note has been removed from a Series 2010-1 Class A-1 Note as provided above, no other Series 2010-1 Class A-1 Note issued in exchange for all or any part of such Series 2010-1 Class A-1 Note shall bear such legend, unless the Co-Issuers have reasonable cause to believe that such other Series 2010-1 Class A-1 Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee to cause a legend to appear thereon.

(l)            The Co-Issuers have the right hereunder to compel any non-permitted holder of an interest in the Series 2010-1 Class A-1 Notes to sell its interest in such Series 2010-1 Class A-1 Notes or may sell such interest in such Series 2010-1 Class A-1 Notes on behalf of such owner. In connection therewith, (a) if the Holder acquired its interest in the Series 2010-1 Class A-1 Notes in the form of an interest in a Global Note, the Co-Issuers are permitted hereunder to require that the Holder of (i) any interest in a Restricted Rule 144A Class A-1 Global Note held by a Holder that is a U.S. Person or a Holder who was sold such interest in the United States who is determined not to have been both a QIB and a QP at the time of acquisition of such interest in a Restricted Rule 144A Class A-1 Global Note or (ii) any interest in a Restricted Regulation S Class A-1 Global Note held by a Holder that is a U.S. Person or a Person who was sold such interest in the United States, in each case at the time of the acquisition of such interest, sell such

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interest to a transferee that is permitted hereunder and, if the Holder does not comply with such demand within 30 days thereof, the Co-Issuers, acting at the direction of the Master Manager, may sell such Holder’s interest in the applicable Global Note on such terms as the Co-Issuers may choose.

Section 4.3             Section 3(c)(7) Procedures.

(a)           The Co-Issuers shall, upon two (2) Business Days’ prior written notice, cause the Trustee to send, and the Trustee hereby agrees to send on at least an annual basis a notice from the Co-Issuers to DTC in substantially the form of Exhibit E hereto (the “Important Section 3(c)(7) Notice”), with a request that DTC forward each such notice to the relevant DTC participants for further delivery to the Series 2010-1 Class A-1 Noteholders.  If DTC notifies the Co-Issuers or the Trustee that it will not forward such notices, the Co-Issuers will request DTC to deliver to the Co-Issuers a list of all DTC participants holding an interest in the Series 2010-1 Class A-1 Notes, and the Trustee and Paying Agent will send the Important Section 3(c)(7) Notice directly to such participants.

(b)           The Co-Issuers will take the following steps in connection with the Series 2010-1 Class A-1 Notes:

(i)            The Co-Issuers will direct DTC to include the “3c7” marker in the DTC 20-character security descriptor and the 48-character additional descriptor for the Restricted Rule 144A Class A-1 Global Note in order to indicate that sales are limited to QIB/QPs.

(ii)           The Co-Issuers will direct DTC to cause each physical DTC delivery order ticket delivered by DTC to purchasers to contain the DTC 20-character security descriptor; and will direct DTC to cause each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions.

(iii)          The Co-Issuers will instruct DTC to send an Important Section 3(c)(7) Notice to all DTC participants in connection with the initial offering of the Series of Series 2010-1 Class A-1 Notes.

(iv)          The Co-Issuers will advise DTC that they are Section 3(c)(7) issuers and will request DTC to include the Restricted Rule 144A Class A-1 Global Note in DTC’s “Reference Directory” of Section 3(c)(7) offerings and provide such participants with an Important Section 3(c)(7) Notice.

(v)           The Co-Issuers will from time to time request DTC to deliver to the Co-Issuers a list of all DTC participants holding an interest in the Restricted Rule 144A Class A-1 Global Note and provide such participants with an Important Section 3(c)(7) Notice.

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(vi)          The Co-Issuers will direct Euroclear to include the “144A/3(c)(7)” marker in the name for the Restricted Rule 144A Class A-1 Global Note included in the Euroclear securities database in order to indicate that sales are limited to QIB/QPs.

(vii)         The Co-Issuers will direct Euroclear to cause each daily securities balance report and each daily securities transaction report delivered to Euroclear participants to contain the indicator “144A/3(c)(7)” in the name for the Restricted Rule 144A Class A-1 Global Note.

(viii)        The Co-Issuers will direct Euroclear to include a description of the Section 3(c)(7) restrictions for the Restricted Rule 144A Class A-1 Global Note in its New Issues Acceptance Guide.

(ix)           The Co-Issuers will instruct Euroclear to send an Important Section 3(c)(7) Notice to all Euroclear participants holding positions in the Restricted Rule 144A Class A-1 Global Note at least once every calendar year, substantially in the form of Exhibit E hereto.

(x)            The Co-Issuers will request Euroclear to include a “3(c)(7)” marker in the name of the Restricted Rule 144A Class A-1 Global Note included in the list of securities accepted in the Euroclear securities database made available to Euroclear participants.

(xi)           The Co-Issuers will from time to time request Euroclear to deliver to the Co-Issuers a list of all Euroclear participants holding an interest in the Restricted Rule 144A Class A-1 Global Note and at least once every calendar year provide such participants with notification substantially in the form of Exhibit E hereto.

(xii)          The Co-Issuers will direct Clearstream to include the “144A/3(c)(7)” marker in the name for the Restricted Rule 144A Class A-1 Global Note included in the Clearstream securities database in order to indicate that sales are limited to QIB/QPs.

(xiii)         The Co-Issuers will direct Clearstream to cause each daily portfolio report and each daily settlement report delivered to Clearstream participants to contain the indicator “144A/3(c)(7)” in the name for the Restricted Rule 144A Class A-1 Global Note.

(xiv)        The Co-Issuers will direct Clearstream to include a description of the Section 3(c)(7) restrictions in its Customer Handbook.

(xv)         The Co-Issuers will instruct Clearstream to send an Important Section 3(c)(7) Notice to all Clearstream participants holding positions in the Restricted Rule 144A Class A-1 Global Note at least once every calendar year, substantially in the form of Exhibit E hereto.

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(xvi)        The Co-Issuers will from time to time request Clearstream to deliver to the Co-Issuers a list of all Clearstream participants holding an interest in any Restricted Rule 144A Class A-1 Global Note and at least once every calendar year provide such participants with notification substantially in the form of Exhibit E hereto.

(xvii)       The Co-Issuers will request Clearstream to include a “3(c)(7)” marker in the name for the Restricted Rule 144A Class A-1 Global Note included in the list of securities accepted in the Clearstream securities’ database made available to Clearstream participants.

(c)           The Co-Issuers shall request third-party vendors which provide information on the Series 2010-1 Class A-1 Notes to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions.

(d)           The Co-Issuers shall cause the “CUSIP” number obtained for the Series 2010-1 Class A-1 Notes to have an attached “fixed field” that contains “3c7” and “144A” indicators.

Section 4.4                                      Note Owner Representations and Warranties.  Each Person who becomes a Note Owner of a beneficial interest in a Series 2010-1 Class A-1 Note pursuant to the Offering Memorandum will represent, warrant and agree on the date such Person acquires any interest in any Series 2010-1 Class A-1 Note as follows:

(a)           With respect to any sale of Series 2010-1 Class A-1 Notes pursuant to Rule 144A:

(i)            It understands that the Series 2010-1 Class A-1 Notes have not been recommended by any United States federal or state securities commission or regulatory authority. The foregoing authorities have not confirmed the accuracy or determined the adequacy of any Offering Memorandum. Any representation to the contrary is a criminal offense.

(ii)           It (A) is a QIB (who is also a QP), (B) is aware that the sale to it is being made in reliance on Rule 144A, (C) is acquiring such Series 2010-1 Class A-1 Notes for its own account or for the account of a QIB (who is also a QP) over which it exercises sole investment discretion, (D) is not (and any such account is not) a pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (E) is not a broker dealer of the type described in paragraph (a)(1)(ii) of Rule 144A unless it owns and invests on a discretionary basis not less than U.S. $25,000,000 in securities of issuers that are not affiliated with it, (b) a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred

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to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan, (F) was not formed or capitalized for the specific purpose of investing in the Co-Issuers (except where each beneficial owner is both a QIB and a QP), (G) is not a (w) corporation, (x) partnership, (y) common trust fund or (z) special trust, pension fund or retirement plan in which the shareholders, equity owners, partners, beneficiaries, beneficial owners or participants, as applicable, may designate the particular investments to be made, (H) if formed on or before April 30, 1996, is not an investment company that relies on the exclusion from the definition of “investment company” provided by Section 3(c)(7) of the Investment Company Act (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(7) with respect to those of its holders that are U.S. Persons), unless, with respect to its treatment as a QP, it has, in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules and regulations thereunder, received the consent of its beneficial owners that acquired their interests on or before April 30, 1996, and (I) is not an entity that, immediately subsequent to its purchase or other acquisition of a beneficial interest in the Series 2010-1 Class A-1 Notes, will have invested more than 40% of its assets in beneficial interests in the Series 2010-1 Class A-1 Notes and/or in other securities of the Co-Issuers (unless all of the beneficial owners of such entity’s securities are QPs).

(iii)          It understands that the Series 2010-1 Class A-1 Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Series 2010-1 Class A-1 Notes have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Series 2010-1 Class A-1 Notes, such Series 2010-1 Class A-1 Notes may be offered, resold, pledged or otherwise transferred only (i) to QIBs (who are also QPs) pursuant to Rule 144A or (ii) to a QP in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, and in accordance with the applicable legends.

(iv)          It acknowledges that none of the Co-Issuers has been registered under the Investment Company Act.

(v)           It acknowledges that none of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates or any Person representing the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2, or their respective Affiliates has made any representation to it with respect to the Co-Issuers, NuCO2, or their respective Affiliates or the offering or sale of the Series 2010-1 Class A-1 Notes, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such

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parties. None of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates is acting as a fiduciary or financial or investment advisor for it and it is not relying (for purposes of making an investment decision) on any written or oral advice or counsel of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties. It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transactions pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Series 2010-1 Class A-1 Notes, and it, and any accounts for which it is acting, are each able to bear the economic risk of the investment. It is purchasing the Series 2010-1 Class A-1 Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Series 2010-1 Class A-1 Notes pursuant to Rule 144A. It understands that an investment in the Series 2010-1 Class A-1 Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. It has had access to such financial and other information concerning the Series 2010-1 Class A-1 Notes, the Co-Issuers and the Employee Company as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Series 2010-1 Class A-1 Notes, including an opportunity to ask questions of, and request information from, the Co-Issuers. None of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates have given to it (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Indenture, the Series 2010-1 Class A-1 Notes or the other documentation for the Series 2010-1 Class A-1 Notes. It has determined that the rates, prices or amounts and other terms of the purchase and sale of the Series 2010-1 Class A-1 Notes reflect those in the relevant market for similar transactions and it is purchasing the Series 2010-1 Class A-1 Notes with a full understanding of all of the terms, conditions and risks thereof

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(economic or otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks. It is a sophisticated investor.

(vi)          It understands that the Series 2010-1 Class A-1 Notes will, unless otherwise agreed by the Co-Issuers and the holder thereof in compliance with applicable law, bear one or more legends substantially as set forth in Sections 4.2(h), 4.2(i) or 4.2(j), as applicable.

(vii)         It understands that the Series 2010-1 Class A-1 Notes offered in reliance on Rule 144A will be represented by one or more Restricted Rule 144A Class A-1 Global Notes. Before any interest in a Restricted Rule 144A Class A-1 Global Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Restricted Regulation S Class A-1 Global Note or Unrestricted Global Note, the transferor will be required to provide the Trustee with a written certification as to compliance with transfer restrictions as set forth in Sections 4.2(c) or 4.2(d), as applicable.

(viii)        It will not, at any time, offer to buy or offer to sell the Series 2010-1 Class A-1 Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(ix)           It understands that the Co-Issuers will require certification reasonably acceptable to the Co-Issuers (i) as a condition to the payment of principal of and interest on any Series 2010-1 Class A-1 Note without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (ii) to enable it to determine its duties and liabilities with respect to any taxes or other charges that it, the Trustee or any paying agent may be required to pay, deduct or withhold from payments in respect of such Series 2010-1 Class A-1 Notes made to the holder of such Series 2010-1 Class A-1 Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. Federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). It agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially

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made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

(x)            It understands that the Series 2010-1 Class A-1 Notes represent the obligation of the Co-Issuers only and other than payments that may arise under certain representations and warranties made by certain of their Affiliates, payments on the Series 2010-1 Class A-1 Notes are not the obligations of any of their Affiliates.

(xi)           It understands that the Co-Issuers have the right hereunder to compel any non-permitted holder of an interest in the Series 2010-1 Class A-1 Notes to sell its interest in the Series 2010-1 Class A-1 Notes or may sell such interest in the Series 2010-1 Class A-1 Notes on behalf of such owner. In connection therewith, (a) if it is acquiring its interest in the Series 2010-1 Class A-1 Notes in the form of an interest in a Global Note, it understands that the Co-Issuers are permitted hereunder to require that the Holder of (i) any interest in a Restricted Rule 144A Class A-1 Global Note held by a Holder that is a U.S. Person or a Holder who was sold such interest in the United States who is determined not to have been both a QIB and a QP at the time of acquisition of such interest in a Restricted Rule 144A Class A-1 Global Note or (ii) any interest in a Restricted Regulation S Class A-1 Global Note held by a Holder that is a U.S. Person or a Person who was sold such interest in the United States, in each case at the time of the acquisition of such interest, sell such interest to a transferee that is permitted hereunder and, if the Holder does not comply with such demand within 30 days thereof, the Co-Issuers, acting at the direction of the Master Manager, may sell such Holder’s interest in the applicable Global Note on such terms as the Co-Issuers may choose.

(xii)          It understands that the Co-Issuers, the Employee Company, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(b)           With respect to any sale of Series 2010-1 Class A-1 Notes pursuant to Regulation S, in addition to representing, warranting an agreeing as to all the matters set forth in (a) above under (i), (iii), (iv), (v), (vi) and (viii) through (xii):

(i)            In connection with the purchase of the Series 2010-1 Class A-1 Notes: (a) the beneficial owner is not a U.S. Person and is acquiring the Series 2010-1 Class A-1 Notes in reliance on the exemption from registration provided by Regulation S thereunder, (b) such beneficial owner is a QP and (c) such beneficial owner is not acquiring any Series 2010-1 Class A-1 Note as part of a plan to reduce, avoid or evade U.S. Federal income taxes owed, owing or potentially owed or owing.

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(ii)           It and each beneficial owner is aware that the sale of such Series 2010-1 Class A-1 Notes to it is being made in reliance on the exemption from registration provided by Regulation S and are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act. Such Person further understands that the Series 2010-1 Class A-1 Notes offered in reliance on Regulation S will be represented by one or more Restricted Regulation S Class A-1 Global Notes. It and each beneficial owner of the Series 2010-1 Class A-1 Notes is a QP and is not and will not be a U.S. Person, and its purchase of the Series 2010-1 Class A-1 Notes will comply with all applicable laws in any jurisdiction in which it resides or is located. Before any interest in a Restricted Regulation S Class A-1 Global Note may be offered, resold, pledged or otherwise transferred, the transferor will be required to provide the Trustee with a written certification as to compliance with the transfer restrictions as set forth Sections 4.2(f) or 4.2(g), as applicable. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or foreign securities laws for resale of the Series 2010-1 Class A-1 Notes.

(iii)          It is aware that, except as otherwise provided herein, the Series 2010-1 Class A-1 Notes being sold to it will be represented (a) initially by one or more Restricted Regulation S Class A-1 Global Notes and (b)  that during the Distribution Compliance Period, beneficial interests therein may be held only through Euroclear or Clearstream and after the last day of the Distribution Compliance Period, beneficial interests therein may be held only through Euroclear, Clearstream or DTC.

(iv)          It understands that, prior to the first Business Day following the Distribution Compliance Period, any resale or other transfer of beneficial interests in a Restricted Regulation S Class A-1 Global Note in the United States or to U.S. Persons will not be permitted.

(v)           On each day that it holds the Series 2010-1 Class A-1 Notes, it is deemed to represent, and any account on behalf of which it is purchasing the Series 2010-1 Class A-1 Notes is deemed to represent, that either (A) it is not and is not acting on behalf of (i) an employee benefit plan subject to Part 4 of Title I of ERISA, (ii) a plan subject to Section 4975 of the Code, (iii) an entity, the assets of which are considered to include assets of a plan described in (i) or (ii) or (iv) a governmental plan, a church plan or a foreign plan subject to provisions under any Similar Laws, and is not using the assets of any of the foregoing in purchasing an interest in the Series 2010-1 Class A-1 Notes, or (B) its purchase and holding of an interest in the Series 2010-1 Class A-1 Note does not and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a

28

governmental or other plan, a non-exempt violation of any applicable Similar Law).

(c)           As a Holder of the Series 2010-1 Class A-1 Notes, it will have access to certain highly confidential, non-public and proprietary information regarding the Co-Issuers and the Collateral including the periodic reports, certificates, statements, agreements and other information to be made available to it through the internet website maintained by the Trustee (all such information, as well as internal materials prepared by it containing or based, in whole or in part, on any such information, for purposes of this Section 4.10 is referred to as “Confidential Information”). In consideration for and as a condition to the Co-Issuers providing such Confidential Information to it, it acknowledges and agrees that the Confidential Information will only be disclosed to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors, and that it and each such person will maintain the Confidential Information in absolute confidence and trust and in a manner at least as favorable as that with which it maintains its own confidential and proprietary information or (3) one or more prospective eligible transferees in whole or in part of its interest in the Series 2010-1 Class A-1 Notes. It agrees not to disclose such Confidential Information to any other person or entity, whether or not affiliated with it unless such disclosure is required to be made (i) to a regulatory or self-regulatory authority pursuant to applicable law or regulation or (ii) by judicial process; provided that it may disclose to any and all persons (A) information relating to the U.S. Federal and state tax treatment and tax structure of the transaction and (B) all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the U.S. Federal and state tax treatment and tax structure. Moreover, it agrees that it will provide the Master Manager with prompt written notice following any disclosure permitted pursuant to the preceding sentence.

(d)           It understands and agrees to comply with the covenant set forth in Section 3.5 of this Series 2010-1 Supplement.

ARTICLE V

GENERAL

Section 5.1             Information.  On or before each Determination Date, the Co-Issuers shall furnish a Noteholders’ Statement with respect to the Series 2010-1 Class A-1 Notes to the Trustee and the applicable Rating Agencies substantially in the form of Exhibit D hereto, setting forth, inter alia, the following information with respect to the next Payment Date:

(i)            the total amount available to be distributed to Series 2010-1 Class A-1 Noteholders on such Payment Date;

(ii)           the amount of such distribution allocable to the payment of principal of each Class of the Series 2010-1 Class A-1 Notes;

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(iii)          the amount of such distribution allocable to the payment of interest on each Class of the Series 2010-1 Class A-1 Notes;

(iv)          the amount of such distribution allocable to the payment of the Series 2010-1 Class A-1 Note Make Whole Premium, if any, on the Series 2010-1 Class A-1 Notes;

(v)           the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2010-1 Class A-1 Noteholders;

(vi)          whether, to the knowledge of the Co-Issuers, any Early Amortization Event, Default, Event of Default or Master Manager Default has occurred as of such Determination Date;

(vii)         the Debt Service Coverage Ratios and the Series 2010-1 Post-Adjusted Repayment Date DSCR for such Payment Date; and

(viii)        the amount on deposit in the Senior Note Interest Reserve Account, and the amount on deposit, if any, in (i) the Cash Trap Reserve Account, (ii) the Contributions Reserve Account, (iii) the Termination Amount Reserve Account, and (iv) the Tax Reserve Account, in each case, as of the close of business on the last Business Day of the Monthly Collection Period relating to such Payment Date.

Any Series 2010-1 Class A-1 Noteholder may obtain copies of each Noteholders’ Statement in accordance with the procedures set forth in Section 4.4 of the Base Indenture.

Section 5.2             Exhibits.  The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto are an integral part hereof and supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3             Ratification of Base Indenture.  As supplemented by this Series 2010-1 Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series 2010-1 Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4             Certain Notices to the Rating Agencies.  The Co-Issuers shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series 2010-1 Supplement or any other Related Document.

Section 5.5             Counterparts.  This Series 2010-1 Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

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Section 5.6             Governing Law.  THIS SERIES 2010-1 SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 5.7             Amendments.  This Series 2010-1 Supplement may not be modified or amended except in accordance with the terms of the Base Indenture; provided that any provision of this Series 2010-1 Supplement may be amended without the consent of any Series 2010-1 Class A-1 Noteholder to conform any provision of this Series 2010-1 Supplement to any provision of the “Description of the Base Indenture” or “Description of the Offered Notes” set forth in the Offering Memorandum relating to the Series 2010-1 Class A-1 Notes.

Section 5.8             Termination of Series 2010-1 Supplement.  This Series 2010-1 Supplement shall cease to be of further effect when (i) all Outstanding Series 2010-1 Class A-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2010-1 Class A-1 Notes which have been replaced or paid) to the Trustee for cancellation and (ii) the Co-Issuers have paid all sums payable hereunder.

Section 5.9             Fiscal Year End.  The Co-Issuers shall not change their fiscal year end from June 30 to any other date.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Co-Issuers and the Trustee has caused this Series 2010-1 Supplement to be duly executed by its respective duly authorized signatory as of the day and year first written above.

NuCO2 Funding LLC, as Co-Issuer

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
Name:	Eric M. Wechsler
Title:	General Counsel

NUCO2 LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NUCO2 IP LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 Supply LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

[Signature Page to the Series 2010-1 Supplement to the Base Indenture]

U.S. Bank National Association, not in its individual capacity but solely in its capacity as Trustee, Administrative Agent and as Securities Intermediary

By:	/s/ Shannon M. Rantz
	Name:	Shannon M. Rantz
	Title:	Vice President

[Signature Page to the Series 2010-1 Supplement to the Base Indenture]

ANNEX A

SERIES 2010-1

SUPPLEMENTAL DEFINITIONS LIST

All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture Definitions List attached to the Base Indenture as Annex A, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture.

“Additional Series 2010-1 Senior Note Prepayment Amount” means the lesser of (A) the Outstanding Principal Amount of the Series 2010-1 Class A-1 Notes and (B) the ratio achieved by dividing (I) the sum of (a) the Additional Prepayment Amount multiplied by the Series 2010-1 Class A-1 Percentage, and (b) any remaining portion of the Additional Prepayment Amount that is not applied to prepay any other Series of Class A-1 Notes (or, if more than one Series of Class A-1 Notes remains outstanding, a pro rata portion of any such remaining Additional Prepayment Amount, based on the respective principal amounts owed on all such outstanding Series of Class A-1 Notes), by (II) the sum of (a) one and (b) the Series 2010-1 Class A-1 Note Make Whole Mandatory Prepayment Rate.

“Applicable Procedures” shall have the meaning set forth in Section 4.1(a) of the Series 2010-1 Supplement.

“Definitive Notes” shall have the meaning set forth in Section  4.1(e) of the Series 2010-1 Supplement.

“Distribution Compliance Period” means, with respect to any Series 2010-1 Class A-1 Notes issued on the Series 2010-1 Closing Date and sold pursuant to Regulation S, the period commencing on such Series 2010-1 Closing Date and ending on the 40th day after the Initial Purchaser notifies the Co-Issuers that the resale of such Series 2010-1 Class A-1 Notes has been completed.

“Important Section 3(c)(7) Notice” shall have the meaning set forth in Section 4.3 of the Series 2010-1 Supplement.

“Initial Purchaser” means Goldman, Sachs & Co.

“IPO” means the initial public offering of the common stock of NuCO2 Parent.

“Notice Information”, with respect to any Series 2010-1 Note Owner, means such Series 2010-1 Note Owner’s mailing address, facsimile number and the name of a representative thereof to whom communications pursuant to the Base Indenture and this Series 2010-1 Supplement may be addressed.

“NuCO2 Parent” means NuCO2 Inc., a Delaware corporation.

“Offering Memorandum” means the offering memorandum for the offering of the Series 2010-1 Class A-1 Notes, dated as of September 22, 2010, prepared by the Co-Issuers.

“Outstanding Series 2010-1 Class A-1 Notes” means with respect to the Series 2010-1 Class A-1 Notes, all Series 2010-1 Class A-1 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2010-1 Class A-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2010-1 Class A-1 Notes that have not been presented for payment but funds for the payment in full of which are on deposit in the Senior Note Principal Payments Account and are available for payment of such Series 2010-1 Class A-1 Notes and (c) Series 2010-1 Class A-1 Notes in exchange for or in lieu of other Series 2010-1 Class A-1 Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2010-1 Class A-1 Notes are held by a purchaser for value.

“Prepayment Notice” shall have the meaning set forth in Section 2.5(f) of the Series 2010-1 Supplement.

“Prepayment Record Date” means, with respect to the date of any Series 2010-1 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2010-1 Prepayment unless such last day is less than ten (10) Business Days prior to the date of such Series 2010-1 Prepayment, in which case the “Prepayment Record Date” will be the last day of the second calendar month immediately preceding the date of such Series 2010-1 Prepayment.

“Proceeds Restriction Period” shall have the meaning set forth in Section 3.1 of the Series 2010-1 Supplement.

“Qualified Institutional Buyer” or “QIB” means a Person who is a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” or “QP” means a Person who is (i) a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act, (ii) a “knowledgeable employee” with respect to the Co-Issuers within the meaning of Rule 3c-5 under the Investment Company Act or (iii) a company owned by one or more “qualified purchasers” and/or “knowledgeable employees” with respect to the Co-Issuers within the meaning of Rule 3c-5 under the Investment Company Act.

“Rating Agencies” or “Rating Agency” means, with respect to the Series 2010-1 Class A-1 Notes, Moody’s and any other nationally recognized rating agency then rating any such Series 2010-1 Class A-1 Notes at the request of the Co-Issuers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Class A-1 Global Notes”  shall have the meaning set forth in Section 4.1(c) of the Series 2010-1 Supplement.

“Restricted Regulation S Class A-1 Global Notes” shall have the meaning set forth in Sections 4.1(c) of the Series 2010-1 Supplement.

“Restricted Rule 144A Class A-1 Global Notes” shall have the meaning set forth in Section 4.1(b) of the Series 2010-1 Supplement.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Series 2008-1 Class A Notes” has the meaning set forth in the Series 2008-1 Supplement.

“Series 2008-1 Class A-1 Contingent Additional Interest” has the meaning set forth in the Series 2008-1 Supplement.

“Series 2008-1 Supplement” means the Series 2008-1 Supplement, dated as of May 28, 2008, by and among the Co-Issuers and the Trustee, as amended, supplemented or otherwise modified from time to time

“Series 2010-1 Adjusted Repayment Date” means the Series 2010-1 Scheduled Maturity Date.

“Series 2010-1 Cash Trapping Amount” means, for each Payment Date while a Series 2010-1 Cash Trapping Period is in effect, an amount of funds to be deposited in the Cash Trap Reserve Account with respect to the Series 2010-1 Notes in an amount equal to the product of (a) the Series 2010-1 Cash Trapping Percentage applicable to such Payment Date, multiplied by (b) an amount equal to the total funds available in the Collection Account on such Payment Date after payment of clauses first through tenth of the Priority of Payments.

“Series 2010-1 Cash Trapping Percentage” means, for each Payment Date while a Series 2010-1 Cash Trapping Period is in effect, with respect to any Payment Date (i) on which the Three-Month DSCR is less than 1.8 times but greater than or equal to 1.6 times, 25%, and (ii) on which the Three-Month DSCR is less than 1.6 times, 50%.

“Series 2010-1 Cash Trapping Period” means each period beginning on any Payment Date on which the Three-Month DSCR is less than 1.8 times and ending on the earlier of (i) any subsequent Payment Date on which the Three-Month DSCR determined on such Payment Date and the two immediately preceding Payment Dates is greater than 1.85 times (provided that on such subsequent Payment Dates, all Contributions shall be excluded from calculation of such final Three-Month DSCR determination) and (ii) the occurrence of an Event of Default or an Early Amortization Event.

“Series 2010-1 Cash Trapping Release Event” means a payment date on which the Three-Month DSCR determined (a) as of such Payment Date and (b) the two immediately preceding Payment Dates is greater than 1.85 times (in the case of (b), without giving effect to Contributions as of such Payment Dates); provided that no Early Amortization Period is in effect during such Series 2010-1 Cash Trapping Period or on such Payment Date.

“Series 2010-1 Class A-1 Contingent Additional Interest” shall have the meaning set forth in Section 2.4(b) of the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Contingent Additional Interest Rate” shall have the meaning set forth in Section 2.4(b) of the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Global Notes” shall have the meaning set forth in Section 4.1(d) of the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Initial Principal Amount” means the aggregate initial outstanding principal amount of the Series 2010-1 Class A-1 Notes, which is $40,000,000.

“Series 2010-1 Class A-1 Interest” shall have the meaning set forth in Section 2.4(a) of the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Interest Reserve Amount” means as of any Payment Date (the “Series 2010-1 Class A-1 Note Reference Date”), an amount equal to the aggregate amount of interest projected to be payable on the Series 2010-1 Class A-1 Notes on each of the subsequent six Payment Dates, assuming that the outstanding principal amount of such Notes, and the interest rate on such Notes on such Series 2010-1 Class A-1 Note Reference Date remains constant.

“Series 2010-1 Class A-1 Note Interest Rate” shall have the meaning set forth in Section 2.4(a) of the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Note Make Whole Mandatory Prepayment Premium” means, as of any date of determination, an amount equal to (x) Series 2010-1 Class A-1 Note Make Whole Mandatory Prepayment Rate, multiplied by (y) (i) in the case of any prepayment of principal of the Series 2010-1 Class A-1 Notes pursuant to Section 2.5(c)(i) of the Series 2010-1 Supplement, the Aggregate Outstanding Principal Amount of all Series 2010-1 Class A-1 Notes, or (ii) in the case of all other prepayments of principal of the Series 2010-1 Class A-1 Notes pursuant to Sections 2.5(c)(ii), 2.5(c)(iii), 2.5(c)(iv) and 2.5(c)(v) of the Series 2010-1 Supplement, the Additional Series 2010-1 Senior Note Prepayment Amount.

“Series 2010-1 Class A-1 Note Make Whole Mandatory Prepayment Rate” means with respect to any prepayments of principal of the Series 2010-1 Class A-1 Notes pursuant to Sections 2.5(c)(i), 2.5(c)(ii), 2.5(c)(iii), 2.5(c)(iv) and 2.5(c)(v) of the Series 2010-1 Supplement on any date of determination, the excess, if any, of (A) the quotient of (x) the discounted present value as of the related Series 2010-1 Class A-1 Note Make Whole Premium Calculation Date of all future installments of interest on and principal of such Series 2010-1 Class A-1 Notes that the Co-Issuers would otherwise be required to pay with respect to US $1 of principal on such Series 2010-1 Class A-1 Notes from the date of such prepayment to and including the Series 2010-1 Scheduled Maturity Date, determined by discounting monthly at a discount rate equal to the applicable Treasury Rate, plus 50 basis points; divided by (y) US $1 over (B) 1.00.

“Series 2010-1 Class A-1 Note Make Whole Optional Prepayment Premium” means with respect to any prepayment of principal of the Series 2010-1 Class A-1 Notes pursuant to Section 2.5(e) of the Series 2010-1 Supplement on any date of determination, the excess, if any, of (x) the discounted present value as of the related Series 2010-1 Note Make Whole Premium Calculation Date of all future installments of interest on and principal of such Series 2010-1 Class A-1 Notes that the Co-Issuers would otherwise be required to pay on such Series 2010-1 Class A-1 Notes (or such portion thereof to be prepaid) from the date of such prepayment to and including the Series 2010-1 Scheduled Maturity Date assuming the entire unpaid principal amount (or such portion thereof to be prepaid) is required to be paid on the date of such prepayment, determined by discounting monthly at a discount rate equal to the applicable Treasury Rate, plus 50 basis points; over (y) the aggregate amount of the principal being so prepaid.

“Series 2010-1 Class A-1 Note Make Whole Premium” means (i) with respect to any optional prepayment of principal of the Series 2010-1 Class A-1 Notes pursuant to Section 2.5(e) of the Series 2010-1 Supplement, the Series 2010-1 Class A-1 Note Make Whole Optional Prepayment Premium, and (ii) with respect to all other prepayments of principal of the Series 2010-1 Class A-1 Notes pursuant to Sections 2.5(c)(i), 2.5(c)(ii), 2.5(c)(iii), 2.5(c)(iv) and 2.5(c)(v) of the Series 2010-1 Supplement, the Series 2010-1 Class A-1 Note Make Whole Mandatory Prepayment Premium.

“Series 2010-1 Class A-1 Note Make Whole Premium Calculation Date” shall have the meaning set forth in Section 2.5(f) of the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Note Purchase Agreement” means the Purchase Agreement, dated as of September 22, by and among the Co-Issuers, NuCO2, the Employee Company, NuCO2 Inc., a Delaware corporation, and the Initial Purchaser, as amended, supplemented or otherwise modified from time to time.

“Series 2010-1 Class A-1 Note Reference Date” shall have the meaning given under the definition of “Series 2010-1 Class A-1 Interest Reserve Amount” in this Series 2010-1 Supplemental Definitions List.

“Series 2010-1 Class A-1 Noteholder” means the Person in whose name a Series 2010-1 Class A-1 Note is registered in the Note Register.

“Series 2010-1 Class A-1 Notes” shall have the meaning specified in the Section entitled “Designation” in the Series 2010-1 Supplement.

“Series 2010-1 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2010-1 Class A-1 Initial Principal Amount, minus (b) the aggregate amount of principal payments (whether pursuant to a prepayment, a redemption or otherwise) made to Series 2010-1 Class A-1 Noteholders with respect to Series 2010-1 Class A-1 Notes on or prior to such date.

“Series 2010-1 Class A-1 Percentage” means, as of any date of determination, the ratio (expressed as a fraction) achieved by dividing (I) the Outstanding Principal Amount of the Series 2010-1 Class A-1 Notes as of such date by (II) the Outstanding Principal Amount of all Series of Class A-1 Notes as of such date.

“Series 2010-1 Class A-1 Stepped-Up Interest Rate” shall have the meaning specified in Section 2.4(b) of the Series 2010-1 Supplement.

“Series 2010-1 Closing Date” means September 29, 2010.

“Series 2010-1 Final Payment” means the payment of all accrued and unpaid interest on, and principal of, all Outstanding Series 2010-1 Class A-1 Notes.

“Series 2010-1 Final Payment Date” means the date on which the Series 2010-1 Final Payment is made.

“Series 2010-1 Legal Final Maturity Date” means the Payment Date occurring in June 2040.

“Series 2010-1 Note Owner” means, with respect to a Series 2010-1 Class A-1 Note that is a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Series 2010-1 Post-Adjusted Repayment Date DSCR” means, with respect to the Series 2010-1 Class A-1 Notes and any Payment Date following the Series 2010-1 Adjusted Repayment Date, the ratio calculated by dividing (A) the Net Cash Flow for the related Monthly Collection Period and the immediately preceding two Monthly Collection Periods by (B) the aggregate amount of principal and interest that would be payable in the succeeding three Monthly Collection Periods on two loans that have a fully amortizing level principal and interest payment schedule assuming (i) (a) the initial principal balance of the first loan was equal to the Aggregate Outstanding Principal Amount of all the Series 2008-1 Class A Notes as of the date of such calculation, (b) the remaining term to maturity of such first loan was equal to the remaining term from the date of such calculation to the end of the 25th year following the Closing Date (as defined in the Base Indenture) and (c) the interest rate on such first loan was equal to the then-current weighted average interest rate on the Series 2008-1 Class A Notes, weighted based on outstanding principal balances of each of the Series 2008-1 Class A Notes (excluding any rate of any Series 2008-1 Class A-1 Contingent Additional Interest on all Series 2008-1 Class A Notes) as of the date of such calculation, and (ii) (a) the initial principal balance of the second loan was equal to the Aggregate Outstanding Principal Amount of all the Series 2010-1 Class A-1 Notes as of the date of such calculation, (b) the remaining term to maturity of such second loan was equal to the remaining term from the date of such calculation to the end of the 25th year following the Series 2010-1 Closing Date and (c) the interest rate on such second loan was equal to the Series 2010-1 Class A-1 Note Interest Rate.

“Series 2010-1 Prepayment” shall have the meaning set forth in Section 2.5(g) of the Series 2010-1 Supplement.

“Series 2010-1 Prepayment Amount” shall have the meaning set forth in Section 2.5(g) of the Series 2010-1 Supplement.

“Series 2010-1 Prepayment Date” shall have the meaning set forth in Section 2.5(g) of the Series 2010-1 Supplement.

“Series 2010-1 Scheduled Maturity Date” shall have the meaning set forth in Section 2.5(b) of the Series 2010-1 Supplement.

“Series 2010-1 Senior Note Interest Amount” means the Series 2010-1 Class A-1 Interest.

“Series 2010-1 Senior Note Interest Reserve Account Required Amount” means:

(a)           with respect to any Payment Date on which (A) the Three-Month DSCR for such Payment Date and the two (2) immediately preceding Payment Dates is greater than or equal to 2.75 times and (B) no Event of Default or Early Amortization Event shall have occurred and be continuing, an amount equal to the Series 2010-1 Class A-1 Interest Reserve Amount as of such Payment Date, divided by (y) two (2); and

(b)           with respect to any other Payment Date, an amount equal to the Series 2010-1 Class A-1 Interest Reserve Amount as of such Payment Date.

“Series 2010-1 Supplement” means the Series 2010-1 Supplement, dated as of the Series 2010-1 Closing Date by and among the Co-Issuers and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Series 2010-1 Supplemental Definitions List” shall have the meaning set forth in Article I of the Series 2010-1 Supplement.

“Similar Law” means any federal, state, local, non-U.S. or other laws or regulations governing the investment of governmental plans, certain church plans, and foreign plans, not subject to ERISA or the provisions of Section 4975 of the Code, and the conduct of the fiduciaries of such plans.

“Treasury Rate” means with respect to any date, the yield to maturity (converted to a monthly equivalent rate) as of such date of a United States Treasury security (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such statistical release is no longer published, any publicly available source of similar market data)) having a term nearly as nearly as possible equal to the Series 2010-1 Scheduled Maturity Date and determined, if necessary, by interpolating linearly between yields reported for various maturities if no maturity corresponds to the Series 2010-1 Scheduled Maturity Date.

“U.S. Person” shall have the meaning set forth in Section 4.1(a) of the Series 2010-1 Supplement.

“U.S. Resident” shall have the meaning set forth in Section 4.1(a) of the Series 2010-1 Supplement.

“Unrestricted Class A-1 Global Notes” shall have the meaning set forth in Sections 4.1(d) of the Series 2010-1 Supplement.

EXHIBIT A

SERIES 2010-1 RESTRICTED RULE 144A CLASS A-1 GLOBAL NOTE

THIS FIXED RATE SERIES 2010-1 SENIOR NOTE, CLASS A-1 DUE 2040 (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF NUCO2 FUNDING LLC, NUCO2 LLC, NUCO2 SUPPLY LLC AND NUCO2 IP LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) IN THE UNITED STATES TO EITHER THE INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND A “QUALIFIED PURCHASER” (WITHIN THE MEANING OF THE 1940 ACT), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND NONE OF WHICH IS (1) A DEALER OF THE TYPE DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED TO IT, (2) A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN, OR ANY OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, UNLESS INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (3) FORMED OR CAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE CO-ISSUERS (EXCEPT WHERE EACH BENEFICIAL OWNER IS A QUALIFIED PURCHASER), (4) A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (5) IF FORMED ON OR BEFORE APRIL 30, 1996, AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(7) OF THE 1940 ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE

RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, (6) AN ENTITY THAT, IMMEDIATELY SUBSEQUENT TO ITS PURCHASE OR OTHER ACQUISITION OF A BENEFICIAL INTEREST IN THIS NOTE, WILL HAVE INVESTED MORE THAN 40% OF ITS ASSETS IN BENEFICIAL INTERESTS IN THIS NOTE AND/OR IN OTHER SECURITIES OF THE CO-ISSUERS (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QUALIFIED PURCHASERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A OR (7) (I) (i) AN EMPLOYEE BENEFIT PLAN DESCRIBED IN SECTION 3(3) OF ERISA BUT NOT SUBJECT TO ERISA OR AN ENTITY THE ASSETS OF WHICH CONSTITUTE ASSETS OF SUCH A PLAN, (ii) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF ERISA, (iii) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT UNDER U.S. DEPARTMENT OF LABOR REGULATIONS, AS MODIFIED (EACH, A “PLAN”), AND SUCH ENTITY IS NOT ACQUIRING OR HOLDING THIS NOTE FOR OR ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN OR (II) A PURCHASER THAT IS UNABLE TO REPRESENT AND WARRANT THAT THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR OTHER PLAN, ANY APPLICABLE SIMILAR LAW), OR (B) OUTSIDE THE UNITED STATES TO THE INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS A QUALIFIED PURCHASER AND NEITHER A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR A “U.S. RESIDENT” AS DEFINED FOR PURPOSES OF THE 1940 ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER, AND NONE OF WHICH ARE A U.S. PERSON OR A U.S. RESIDENT, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION. THE INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.  THE INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A RESTRICTED REGULATION S CLASS A-1 GLOBAL NOTE OR A RESTRICTED RULE 144A CLASS A-1 GLOBAL NOTE WILL BE REQUIRED TO DELIVER A TRANSFER

CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE DEEMED OR REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

THE CO-ISSUERS MAY REQUIRE ANY HOLDER OF THIS NOTE WHO IS DETERMINED NOT TO HAVE BEEN (I) IF THIS NOTE IS ACQUIRED IN THE UNITED STATES, BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER OR (II) IF THIS NOTE WAS ACQUIRED OUTSIDE OF THE UNITED STATES, BOTH A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON WHO IS (A) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (B) A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CO-ISSUERS OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

SERIES 2010-1 RESTRICTED RULE 144A
CLASS A-1 GLOBAL NOTE

No. A-1	Up to $40,000,000

SEE REVERSE FOR CERTAIN CONDITIONS

CUSIP Number: 62943A AA5

ISIN Number: US62943AAA51

NUCO2 FUNDING LLC

NUCO2 LLC

NUCO2 SUPPLY LLC

NUCO2 IP LLC

7.628% FIXED RATE SERIES 2010-1 SENIOR NOTE, CLASS A-1

NUCO2 FUNDING LLC, a limited liability company formed under the laws of the State of Delaware, NUCO2 LLC, a limited liability company formed under the laws of the State of Delaware, NUCO2 SUPPLY LLC, a limited liability company formed under the laws of the State of Delaware, and NUCO2 IP LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, collectively, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum of up to FORTY MILLION DOLLARS ($40,000,000) as provided below and in the Indenture (defined on reverse).  Payments of principal shall be payable in the amounts and at the times set forth in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due on the Payment Date (as defined below) occurring in June 2040 (the “Series 2010-1 Legal Final Maturity Date”). The Co-Issuers shall pay interest on this Fixed Rate Series 2010-1 Senior Note, Class A-1 (this “Note”), at the Series 2010-1 Class A-1 Note Interest Rate, as such rate may be adjusted in accordance with the terms of the Indenture, for each Interest Period in accordance with the terms of the Indenture. Such interest will be payable in arrears on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a “Payment Date”), commencing on October  25, 2010.  Such amounts due on this Note will accrue for each Payment Date with respect to (i) initially, the period from and including the Series 2010-1 Closing Date to but excluding the Payment Date occurring in October 2010 (which shall be October 25, 2010) and (ii) thereafter, the period commencing on and including the immediately preceding Payment Date and ending on but excluding such Payment Date (each, an “Interest Period”), subject to the terms set forth in the Indenture. Such amounts due on this Note with respect to the Note (and interest on any defaulted payments of amounts due on this Note at the same rate or at such other rate specified in the Indenture) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay contingent additional interest on this Note in the form of the Series 2010-1 Class A-1 Contingent

Additional Interest, which shall be computed and shall be payable in the amounts and at the times set forth in the Indenture.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional principal prepayments, as set forth in the Indenture.

Interests in this Note are exchangeable or transferable in whole or in part for interests in a Restricted Regulation S Class A-1 Global Note or an Unrestricted Class A-1 Global Note; provided that such transfer or exchange complies with the applicable provisions of the Indenture relating to the transfer of the Notes. Interests in this Note in certain circumstances may also be exchangeable or transferable in whole but not in part for duly executed and issued registered Definitive Notes; provided that such transfer or exchange complies with Article II of the Base Indenture and Article IV of the Series 2010-1 Supplement.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth herein and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: U.S. Bank National Association, EP-MN-WS3D, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Structured Finance/NuCO2, Facsimile: (866) 831-7910.

Subject to the immediately following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers, enforceable in accordance with its terms, have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Co-Issuers has caused this Series 2010-1 Restricted Rule 144A Class A-1 Global Note to be duly executed by its respective duly authorized signatory or signatories, as applicable, as of the day and year written below.

Dated:     September 29, 2010

NuCO2 FUNDING LLC, as Co-Issuer

By:	NuCO2 Florida Inc., its Member

By:
Name:
Title:

NuCO2 LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

NuCO2 IP LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

NuCO2 SUPPLY LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2010-1 Notes issued under the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee

By:
Name:
Title:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Fixed Rate Series 2010-1 Senior Notes, Class A-1 of the Co-Issuers designated as their Fixed Rate Series 2010-1 Senior Notes, Class A-1 (herein called the “Series 2010-1 Notes”), all issued under (i) a Base Indenture, dated as of May 28, 2008 (such Base Indenture, as amended, supplemented or modified, is herein called the “Base Indenture”), by and among the Co-Issuers and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”, which term includes any successor Trustee under the Base Indenture), administrative agent and as securities intermediary, and (ii) a Series 2010-1 Supplement to the Base Indenture, dated as of September 29, 2010 (such Series 2010-1 Supplement, as amended, supplemented or modified from time to time, is herein called the “Series 2010-1 Supplement”), among the Co-Issuers and the Trustee.  The Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms are referred to herein as the “Indenture”.  The Series 2010-1 Notes are subject to all terms of the Indenture.  To the extent not defined herein, all capitalized terms used in this Note shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented, modified or amended.

The Series 2010-1 Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture and in the Pledge Agreement.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $ 1,000 in excess thereof.

As provided for in the Indenture, subject to certain specified conditions, the Series 2010-1 Notes may be prepaid, in whole but not in part, at the option of the Co-Issuers. In addition, the Series 2010-1 Notes are subject to mandatory principal prepayment provisions as provided for in the Indenture. With certain exceptions, the Co-Issuers will be obligated to pay the Series 2010-1 Class A-1 Note Make Whole Premium relating to any Series 2010-1 Notes on any prepayment of principal of any Series 2010-1 Notes on or prior to the Series 2010-1 Prepayment Date as described in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2010-1 Legal Final Maturity Date. All payments of principal relating to any Class of Series 2010-1 Notes will be made pro rata to the Holders of such Class of Series 2010-1 Notes.

The Person in whose name this Note is registered at the close of business on any Record Date with respect to a Payment Date or any date on which payments are permitted to be made as provided for in the Indenture, shall be entitled to receive the principal, premium, if any, and interest payable on such date notwithstanding the cancellation of this Note upon any registration of transfer, exchange or substitution of this Note subsequent to such Record Date, subject to any exceptions provided for in the Indenture.

Interest and contingent additional interest, if any, will each accrue on the Series 2010-1 Notes at the rates set forth in the Indenture. The interest and contingent additional interest, if any, will be computed on the basis set forth in the Indenture. The amount of interest payable on the Series 2010-1 Notes on each Payment Date will be calculated as set forth in the Indenture.

Payments of principal of and interest on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments in the Indenture.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Amounts payable in respect of this Note shall be made by wire transfer in immediately available funds to an account maintained by the Noteholder or its nominee, subject to the terms of the Indenture and any exceptions therein.

Subject to the terms of the Indenture and any exceptions therein, this Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered, in each case, except in the limited circumstances described in the Indenture; provided, however, that (i) any transfer of this Note that is issued in exchange for a Series 2010-1 Class A-1 Global Note or (ii) any transfer of a beneficial interest in a Series 2010-1 Class A-1 Global Note, in each case  effected in accordance with the provisions of the Indenture, shall not be prohibited.

As provided more fully in the Indenture, each Holder of Series 2010-1 Notes, by acceptance of a Series 2010-1 Note, covenants and agrees that by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of all amounts due to all Noteholders, such Series 2010-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.

It is the intent of the Co-Issuers and each Holder of Series 2010-1 Notes that, under applicable tax law, the Series 2010-1 Notes will evidence indebtedness of the Co-Issuers or, if any of the Co-Issuers is disregarded as an entity separate from its owner, such owner, secured by the Collateral. Each Holder of Series 2010-1 Notes, by the acceptance of this Note, hereby agrees to treat this Note (or beneficial interests herein) for all purposes of federal, state, local and foreign income or franchise Taxes and any other Tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is disregarded as an entity separate from its owner, such owner.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Holders of Series 2010-1 Notes under the Indenture at any time by the Co-Issuers with the consent of the Control Party and without the consent of any Holders of Series 2010-1 Notes. The Indenture also contains provisions permitting the Control Party to waive compliance by the Co-Issuers with certain provisions of the Indenture without the consent of any Holders of Series 2010-1 Notes. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon the Holder of this Note and all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The term “Co-Issuer” as used in this Note includes any successor to the Co-Issuers under the Indenture.

The Series 2010-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on this Note at the times, place and rate, and in the coin or currency herein prescribed.

To the extent that any Co-Issuer is or is deemed to be a guarantor or surety of another Co-Issuer under the Indenture, this Note or under any Related Document (in such capacity, a “Guarantor”), the liability of each Co-Issuer as a Guarantor under the Indenture, this Note or under any Related Document shall be irrevocable, absolute and unconditional irrespective of, and each Co-Issuer hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Related Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such other Co-Issuer (“Guaranteed Obligations”) or any other Obligations of any other Co-Issuer under or in respect of the Related Documents, or any other amendment or waiver of or any consent to departure from any Related Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any other Co-Issuer or any of its Subsidiaries or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations; (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Co-Issuer under the Related Documents or any other assets of any other Co-Issuer or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of any other Co-Issuer or any of its Subsidiaries; (f) any failure of any Secured Party to disclose to any Co-Issuer any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Co-Issuer now or hereafter known to such Secured Party (and any duty on the part of the Secured Parties to disclose such information is hereby waived); (g) the failure of any other Person to execute or deliver any Related Document or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any other Co-Issuer or any other guarantor or surety.

The provisions of the foregoing paragraph shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Co-Issuer or otherwise, all as though such payment had not been made.

Each Co-Issuer in its capacity as a Guarantor (to the extent applicable) hereby unconditionally and irrevocably waives: (a) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Co-Issuer or any other Person or any Collateral; (b) any right to revoke this guaranty and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future; (c) (x) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Co-Issuers, any other guarantor or any other Person or any Collateral and (y) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor pursuant to this Indenture and this Note; and (d) any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Co-Issuer or any of its Subsidiaries now or hereafter known by such Secured Party.

Each Co-Issuer in its capacity as a Guarantor acknowledges that (x) the Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under the Related Documents, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Trustee and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law and (y) it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Related Documents and that the waivers set forth in the foregoing three paragraphs are knowingly made in contemplation of such benefits.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

The within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                               , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
	By:	(1)

Signature Guaranteed:

(1)  NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

SCHEDULE OF EXCHANGES IN RESTRICTED RULE 144A
CLASS A-1 GLOBAL NOTE

The initial principal balance of this Restricted Rule 144A Class A-1 Global Note is $40,000,000.  The following exchanges of an interest in this Restricted Rule 144A Class A-1 Global Note for an interest in a corresponding Restricted Regulation S Class A-1 Global Note or Unrestricted Class A-1 Global Note have been made:

Date	Amount of Increase (or Decrease) in the Principal Amount of this Restricted Rule 144A Class A-1 Global Note	Remaining Principal Amount of this Restricted Rule 144A Class A-1 Global Note following the Increase or Decrease	Signature of Authorized Officer of Trustee of Registrar

EXHIBIT B

SERIES 2010-1 RESTRICTED REGULATION S CLASS A-1 GLOBAL NOTE

THIS FIXED RATE SERIES 2010-1 SENIOR NOTE, CLASS A-1 DUE 2040 (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF NUCO2 FUNDING LLC, NUCO2 LLC, NUCO2 SUPPLY LLC AND NUCO2 IP LLC (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) IN THE UNITED STATES TO EITHER THE  INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND A “QUALIFIED PURCHASER” (WITHIN THE MEANING OF THE 1940 ACT), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND NONE OF WHICH IS (1) A DEALER OF THE TYPE DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS IT OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED TO IT, (2) A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN, OR ANY OTHER TYPE OF PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, UNLESS INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (3) FORMED OR CAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE CO-ISSUERS (EXCEPT WHERE EACH BENEFICIAL OWNER IS A QUALIFIED PURCHASER), (4) A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (5) IF FORMED ON OR BEFORE APRIL 30, 1996, AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(7) OF THE 1940 ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF

THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, (6) AN ENTITY THAT, IMMEDIATELY SUBSEQUENT TO ITS PURCHASE OR OTHER ACQUISITION OF A BENEFICIAL INTEREST IN THIS NOTE, WILL HAVE INVESTED MORE THAN 40% OF ITS ASSETS IN BENEFICIAL INTERESTS IN THIS NOTE AND/OR IN OTHER SECURITIES OF THE CO-ISSUERS (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE QUALIFIED PURCHASERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY RULE 144A OR (7) (I) (i) AN EMPLOYEE BENEFIT PLAN DESCRIBED IN SECTION 3(3) OF ERISA BUT NOT SUBJECT TO ERISA OR AN ENTITY THE ASSETS OF WHICH CONSTITUTE ASSETS OF SUCH A PLAN, (ii) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF ERISA, (iii) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT UNDER U.S. DEPARTMENT OF LABOR REGULATIONS, AS MODIFIED (EACH, A “PLAN”), AND SUCH ENTITY IS NOT ACQUIRING OR HOLDING THIS NOTE FOR OR ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN OR (II) A PURCHASER THAT IS UNABLE TO REPRESENT AND WARRANT THAT THE PURCHASE AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL OR OTHER PLAN, ANY APPLICABLE SIMILAR LAW), OR (B) OUTSIDE THE UNITED STATES TO THE INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS A QUALIFIED PURCHASER AND NEITHER A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR A “U.S. RESIDENT” AS DEFINED FOR PURPOSES OF THE 1940 ACT, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER, AND NONE OF WHICH ARE A U.S. PERSON OR A U.S. RESIDENT, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.  THE INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.  THE INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A RESTRICTED REGULATION S CLASS A-1 GLOBAL NOTE OR A

RESTRICTED RULE 144A CLASS A-1 GLOBAL NOTE WILL BE REQUIRED TO DELIVER A TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE DEEMED OR REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

THE CO-ISSUERS MAY REQUIRE ANY HOLDER OF THIS NOTE WHO IS DETERMINED NOT TO HAVE BEEN (I) IF THIS NOTE IS ACQUIRED IN THE UNITED STATES, BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER OR (II) IF THIS NOTE WAS ACQUIRED OUTSIDE OF THE UNITED STATES, BOTH A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON WHO IS (A) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (B) A QUALIFIED PURCHASER AND NEITHER A U.S. PERSON NOR A U.S. RESIDENT IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY.

UNTIL 40 DAYS AFTER THE INITIAL PURCHASER NOTIFIES THE CO-ISSUERS THAT THE RESALE OF THIS NOTE HAS BEEN COMPLETED (THE “DISTRIBUTION COMPLIANCE PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS.  THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS A QUALIFIED PURCHASER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A QUALIFIED PURCHASER AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR

IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CO-ISSUERS OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

SERIES 2010-1 RESTRICTED REGULATION S
CLASS A-1 GLOBAL NOTE

No. S-1	Up to $40,000,000

SEE REVERSE FOR CERTAIN CONDITIONS

CUSIP Number: U66982 AA4

ISIN Number: USU66982AA46

NUCO2 FUNDING LLC

NUCO2 LLC

NUCO2 SUPPLY LLC

NUCO2 IP LLC

7.628% FIXED RATE SERIES 2010-1 SENIOR NOTE, CLASS A-1

NUCO2 FUNDING LLC, a limited liability company formed under the laws of the State of Delaware, NUCO2 LLC, a limited liability company formed under the laws of the State of Delaware, NUCO2 SUPPLY LLC, a limited liability company formed under the laws of the State of Delaware, and NUCO2 IP LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to, collectively, as the “Co-Issuers”), for value received, hereby jointly and severally promise to pay to CEDE & CO. or registered assigns, the principal sum of up to FORTY MILLION DOLLARS ($40,000,000) as provided below and in the Indenture (defined on reverse). Payments of principal shall be payable in the amounts and at the times set forth in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due on the Payment Date (as defined below) occurring in June 2040 (the “Series 2010-1 Legal Final Maturity Date”). The Co-Issuers shall pay interest on this Fixed Rate Series 2010-1 Senior Note, Class A-1 (this “Note”), at the Series 2010-1 Class A-1 Note Interest Rate, as such rate may be adjusted in accordance with the terms of the Indenture, for each Interest Period in accordance with the terms of the Indenture. Such interest will be payable in arrears on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a “Payment Date”), commencing on October 25, 2010. Such amounts due on this Note will accrue for each Payment Date with respect to (i) initially, the period from and including the Series 2010-1 Closing Date to but excluding the Payment Date occurring in October 2010 (which shall be October 25, 2010) and (ii) thereafter, the period commencing on and including the immediately preceding Payment Date and ending on but excluding such Payment Date (each, an “Interest Period”), subject to the terms set forth in the Indenture. Such amounts due on this Note with respect to the Note (and interest on any defaulted payments of amounts due on this Note at the same rate or at such other rate specified in the Indenture) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Co-Issuers shall also pay contingent additional interest on this Note in the form of the Series 2010-1 Class A-1 Contingent Additional Interest, which shall be computed and shall be payable in the amounts and at the times set forth in the Indenture.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Co-Issuers with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional principal prepayments, as set forth in the Indenture.

Interests in this Note are exchangeable or transferable in whole or in part for interests in a Restricted Rule 144A Class A-1 Global Note or an Unrestricted Class A-1 Global Note; provided that such transfer or exchange complies with the applicable provisions of the Indenture relating to the transfer of the Notes. Interests in this Note in certain circumstances may also be exchangeable or transferable in whole but not in part for duly executed and issued registered Definitive Notes; provided that such transfer or exchange complies with Article II of the Base Indenture and Article IV of the Series 2010-1 Supplement.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth herein and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Co-Issuers and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: U.S. Bank National Association, EP-MN-WS3D, 60 Livingston Avenue, St. Paul, MN 55107, Attn: Structured Finance/NuCO2,  Facsimile: (866) 831-7910.

Subject to the immediately following paragraph, the Co-Issuers hereby certify and declare that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Co-Issuers, enforceable in accordance with its terms, have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Co-Issuers has caused this Series 2010-1 Restricted Regulation S Class A-1 Global Note to be duly executed by its respective duly authorized signatory or signatories, as applicable, as of the day and year written below.

Dated:     September 29, 2010

NuCO2 FUNDING LLC, as Co-Issuer

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

NuCO2 LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

NuCO2 IP LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

NuCO2 SUPPLY LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2010-1 Notes issued under the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee

By:
Name:
Title:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Fixed Rate Series 2010-1 Senior Notes, Class A-1 of the Co-Issuers designated as their Fixed Rate Series 2010-1 Senior Notes, Class A-1 (herein called the “Series 2010-1 Notes”), all issued under (i) a Base Indenture, dated as of May 28, 2008 (such Base Indenture, as amended, supplemented or modified, is herein called the “Base Indenture”), by and among the Co-Issuers and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”, which term includes any successor Trustee under the Base Indenture), administrative agent and as securities intermediary, and (ii) a Series 2010-1 Supplement to the Base Indenture, dated as of September 29, 2010 (such Series 2010-1 Supplement, as amended, supplemented or modified from time to time, is herein called the “Series 2010-1 Supplement”), among the Co-Issuers and the Trustee.  The Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms are referred to herein as the “Indenture”.  The Series 2010-1 Notes are subject to all terms of the Indenture. To the extent not defined herein, all capitalized terms used in this Note shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented, modified or amended.

The Series 2010-1 Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture and in the Pledge Agreement.

The Notes will be issued in minimum denominations of $100,000 and integral multiples of $ 1,000 in excess thereof.

As provided for in the Indenture, subject to certain specified conditions, the Series 2010-1 Notes may be prepaid, in whole but not in part, at the option of the Co-Issuers. In addition, the Series 2010-1 Notes are subject to mandatory principal prepayment provisions as provided for in the Indenture. With certain exceptions, the Co-Issuers will be obligated to pay the Series 2010-1 Class A-1 Note Make Whole Premium relating to any Series 2010-1 Notes on any prepayment of principal of any Series 2010-1 Notes on or prior to the Series 2010-1 Prepayment Date as described in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2010-1 Legal Final Maturity Date. All payments of principal relating to any Class of Series 2010-1 Notes will be made pro rata to the Holders of such Class of Series 2010-1 Notes.

The Person in whose name this Note is registered at the close of business on any Record Date with respect to a Payment Date or any date on which payments are permitted to be made as provided for in the Indenture, shall be entitled to receive the principal, premium, if any, and interest payable on such date notwithstanding the cancellation of this Note upon any registration of transfer, exchange or substitution of this Note subsequent to such Record Date, subject to any exceptions provided for in the Indenture.

Interest and contingent additional interest, if any, will each accrue on the Series 2010-1 Notes at the rates set forth in the Indenture. The interest and contingent additional interest, if any, will be computed on the basis set forth in the Indenture. The amount of interest payable on the Series 2010-1 Notes on each Payment Date will be calculated as set forth in the Indenture.

Payments of principal of and interest on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments in the Indenture.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Amounts payable in respect of this Note shall be made by wire transfer in immediately available funds to an account maintained by the Noteholder or its nominee, subject to the terms of the Indenture and any exceptions therein.

Subject to the terms of the Indenture and any exceptions therein, this Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered, in each case, except in the limited circumstances described in the Indenture; provided, however, that (i) any transfer of this Note that is issued in exchange for a Series 2010-1 Class A-1 Global Note or (ii) any transfer of a beneficial interest in a Series 2010-1 Class A-1 Global Note, in each case effected in accordance with the provisions of the Indenture, shall not be prohibited.

As provided more fully in the Indenture, each Holder of Series 2010-1 Notes, by acceptance of a Series 2010-1 Note, covenants and agrees that by accepting the benefits of the Indenture that prior to the date that is one year and one day after the payment in full of all amounts due to all Noteholders, such Series 2010-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.

It is the intent of the Co-Issuers and each Holder of Series 2010-1 Notes that, under applicable tax law, the Series 2010-1 Notes will evidence indebtedness of the Co-Issuers or, if any of the Co-Issuers is disregarded as an entity separate from its owner, such owner, secured by the Collateral. Each Holder of Series 2010-1 Notes, by the acceptance of this Note, hereby agrees to treat this Note (or beneficial interests herein) for all purposes of federal, state, local and foreign income or franchise Taxes and any other Tax imposed on or measured by income, as indebtedness of the Co-Issuers or, if any Co-Issuer is disregarded as an entity separate from its owner, such owner.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Issuers and the rights of the Holders of Series 2010-1 Notes under the Indenture at any time by the Co-Issuers with the consent of the Control Party and without the consent of any Holders of Series 2010-1 Notes. The Indenture also contains provisions permitting the Control Party to waive compliance by the Co-Issuers with certain provisions of the Indenture without the consent of any Holders of Series 2010-1 Notes. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon the Holder of this Note and all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The term “Co-Issuer” as used in this Note includes any successor to the Co-Issuers under the Indenture.

The Series 2010-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Co-Issuers, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on this Note at the times, place and rate, and in the coin or currency herein prescribed.

To the extent that any Co-Issuer is or is deemed to be a guarantor or surety of another Co-Issuer under the Indenture, this Note or under any Related Document (in such capacity, a “Guarantor”), the liability of each Co-Issuer as a Guarantor under the Indenture, this Note or under any Related Document shall be irrevocable, absolute and unconditional irrespective of, and each Co-Issuer hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Related Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such other Co-Issuer (“Guaranteed Obligations”) or any other Obligations of any other Co-Issuer under or in respect of the Related Documents, or any other amendment or waiver of or any consent to departure from any Related Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any other Co-Issuer or any of its Subsidiaries or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations; (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Co-Issuer under the

Related Documents or any other assets of any other Co-Issuer or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of any other Co-Issuer or any of its Subsidiaries; (f) any failure of any Secured Party to disclose to any Co-Issuer any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Co-Issuer now or hereafter known to such Secured Party (and any duty on the part of the Secured Parties to disclose such information is hereby waived); (g) the failure of any other Person to execute or deliver any Related Document or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any other Co-Issuer or any other guarantor or surety.

The provisions of the foregoing paragraph shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Co-Issuer or otherwise, all as though such payment had not been made.

Each Co-Issuer in its capacity as a Guarantor (to the extent applicable) hereby unconditionally and irrevocably waives: (a) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Co-Issuer or any other Person or any Collateral; (b) any right to revoke this guaranty and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future; (c) (x) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Co-Issuers, any other guarantor or any other Person or any Collateral and (y) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor pursuant to this Indenture and this Note; and (d) any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Co-Issuer or any of its Subsidiaries now or hereafter known by such Secured Party.

Each Co-Issuer in its capacity as a Guarantor acknowledges that (x) the Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under the Related Documents, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Trustee and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law and (y) it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Related Documents and that the waivers set forth in the foregoing three paragraphs are knowingly made in contemplation of such benefits.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

The within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                               , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
	By:	(1)

Signature Guaranteed:

(1)  NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

SCHEDULE OF EXCHANGES IN RESTRICTED REGULATION S
CLASS A-1 GLOBAL NOTE

The initial principal balance of this Restricted Regulation S Class A-1 Global Note is $0. The following exchanges of an interest in this Restricted Regulation S Class A-1 Global Note for an interest in a corresponding Restricted Rule 144A Class A-1 Global Note or Unrestricted Class A-1 Global Note have been made:

Date	Amount of Increase (or Decrease) in the Principal Amount of this Restricted Regulation S Class A- 1 Global Note	Remaining Principal Amount of this Restricted Regulation S Class A-1 Global Note following the Increase or Decrease	Signature of Authorized Officer of Trustee of Registrar

EXHIBIT C-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFERS OF INTERESTS IN RESTRICTED RULE 144A GLOBAL NOTES TO PERSONS TAKING DELIVERY IN THE FORM OF AN INTEREST IN RESTRICTED REGULATION S GLOBAL NOTES

U.S. Bank National Association

EP-MN-WS3D

60 Livingston Avenue

St. Paul, MN 55107

Attention: Structured Finance/NuCO2

Re:          NuCO2 Funding LLC; NuCO2 LLC; NuCO2 Supply LLC; NuCO2 IP LLC

$40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1

(the “Notes”)

Reference is hereby made to (i) the Base Indenture, dated as of May 28, 2008 (as amended, supplemented or modified, the “Base Indenture”), among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC and NuCO2 IP LLC, as co-issuers (the “Co-Issuers”), and U.S. Bank National Association, as trustee, administrative agent and securities intermediary (the “Trustee”), and (ii) the Series 2010-1 Supplement to the Base Indenture, dated as of September 29, 2010 (the “Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture.

This certificate relates to U.S. $                               aggregate principal amount of Notes which are held in the form of an interest in a Restricted Rule 144A Class A-1Global Note with DTC (CUSIP (CINS) No.                 ) in the name of                                      [insert name of transferor] (the “Transferor”), who wishes to effect the transfer of such Notes in exchange for an equivalent beneficial interest in a Restricted Regulation S Class A-1 Global Note in the name of                                      [insert name of transferee] (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated September 22, 2010 (together with any supplements or amendments thereto issued through the date hereof, the “Offering Memorandum”), relating to the Notes and (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers, the Registrar and the Trustee that:

1.     It understands that the Notes have not been recommended by any United States federal or state securities commission or regulatory authority, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any Offering Memorandum and any representation to the contrary is a criminal offense.

2.     It understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to “qualified institutional buyers” (or “QIBs”) (as defined in Rule 144A of the Securities Act (“Rule 144A”)) (who are also “qualified purchasers” (or “QPs”) within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “1940 Act”)) pursuant to Rule 144A or (ii) to a QP in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S of the Securities Act (“Regulation S”), and in accordance with the applicable legends.

3.     It acknowledges that none of the Co-Issuers has been registered under the 1940 Act.

4.     It acknowledges that none of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates or any Person representing the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2, or their respective Affiliates has made any representation to it with respect to the Co-Issuers, NuCO2, or their respective Affiliates or the offering or sale of the Notes, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties.  None of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates is acting as a fiduciary or financial or investment advisor for it and it is not relying (for purposes of making an investment decision) on any written or oral advice or counsel of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties. It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transactions pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it, and any accounts for which it is acting, are each able to bear the economic risk of the investment. It is investing in the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A. It understands that an investment in the Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. It has had access to such financial and other information concerning the Notes, the Co-Issuers and the Employee Company as it deems necessary or appropriate in order to make an informed investment decision with respect to its investment in the Notes, including an opportunity to ask questions of, and request information from, the Co-Issuers. None of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates have given to it (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Indenture, the Notes or the other documentation for the Notes. It has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions and it is investing in the Notes with a full understanding of all of the terms, conditions and risks thereof (economic or otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks. It is a sophisticated investor.

5.     It understands that the Notes will, unless otherwise agreed by the Co-Issuers and the holders thereof in compliance with applicable law, bear one or more legends substantially similar to those set forth in Sections 4.2(h), (i) and (j) of the Supplement.

6.     It will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

7.     It understands that the Co-Issuers will require certification reasonably acceptable to the Co-Issuers (i) as a condition to the payment of principal of and interest on any Note without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (ii) to enable it to determine its duties and liabilities with respect to any taxes or other charges that it, the Trustee or any paying agent may be required to pay, deduct or withhold from payments in respect of such Notes made to the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. Federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). It agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

8.     It understands that the Notes represent the obligation of the Co-Issuers only and other than payments that may arise under certain representations and warranties made by certain of their Affiliates, payments on the Notes are not the obligations of any of their Affiliates.

9.     It understands that the Co-Issuers have the right hereunder to compel any non-permitted holder of an interest in the Notes to sell its interest in the Notes or may sell such interest in the Notes on behalf of such owner. In connection therewith, it understands that the Co-Issuers are permitted to require that the Holder of any interest in a Restricted Regulation S Global Note held by a Holder that is a U.S. Person or a Person who was sold such interest in the United States, in each case at the time of the acquisition of such interest, sell such interest to a transferee that is permitted under the Indenture and, if the Holder does not comply with such demand within 30 days thereof, the Co-Issuers, acting at the direction of the Master Manager, may sell such Holder’s interest in the applicable Global Note on such terms as the Co-Issuers may choose.

10.   It is not a “U.S. Person” (as defined in Regulation S) and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S, (b) it is a QP and (c) it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. Federal income taxes owed, owing or potentially owed or owing.

11.   It is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act. Such Person further understands that the Notes offered in reliance on Regulation S will be represented by one or more Restricted Regulation S Global Notes. It is a QP and is not and will not be a U.S. Person, and its investment in the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located. Before any interest in a Restricted Regulation S Global Note may be offered, resold, pledged or otherwise transferred, it will be required to provide the Trustee with a written certification as to compliance with the transfer restrictions as set forth in Section 4.2(f)  Section 4.2(g) of the Supplement. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or foreign securities laws for resale of the Notes.

12.   It is aware that the Notes being sold to it will be represented (a) initially by one or more temporary Restricted Regulation S Global Notes and (b) that during the Distribution Compliance Period, beneficial interests therein may be held only through Euroclear or Clearstream and after the last day of the Distribution Compliance Period, beneficial interests therein may be held only through Euroclear, Clearstream or DTC.

13.   It understands that, prior to the first Business Day following the Distribution Compliance Period, any resale or other transfer of beneficial interests in the temporary Restricted Regulation S Global Note in the United States or to U.S. Persons will not be permitted.

14.   On each day that it holds the Notes, it is deemed to represent, and any account on behalf of which it is purchasing the Notes is deemed to represent, that either (A) it is not and is not acting on behalf of (i) an employee benefit plan subject to Part 4 of Title I of ERISA, (ii) a plan subject to Section 4975 of the Code, (iii) an entity, the assets of which are considered to include assets of a plan described in (i) or (ii) or (iv) a governmental plan, a church plan or a foreign plan subject to provisions under any Similar Laws, and is not using the assets of any of the foregoing in purchasing an interest in the Notes, or (B) its purchase and holding of an interest in the Series 2010-1 Note does not and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or other plan, a non-exempt violation of any applicable Similar Law).

15.   As a Holder of the Notes, it will have access to certain Confidential Information. In consideration for and as a condition to the Co-Issuers providing such Confidential Information to it, it acknowledges and agrees that the Confidential Information will only be disclosed to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors, and that it and each such person will maintain the Confidential Information in absolute confidence and trust and in a manner at least as favorable as that with which it maintains its own confidential and proprietary information or (3) one or more prospective eligible transferees in whole or in part of its interest in the Notes. It agrees not to disclose such Confidential Information to any other person or entity, whether or not affiliated with it unless such disclosure is required to be made (i) to a regulatory or self-regulatory authority pursuant to applicable law or regulation or (ii) by judicial process; provided that it may disclose to any and all persons (A) information relating to the U.S. Federal and state tax treatment and tax structure of the transaction and (B) all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the U.S. Federal and state tax treatment and tax structure. Moreover, it agrees that it will provide the Master Manager with prompt written notice following any disclosure permitted pursuant to the preceding sentence.

16.   It is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and has properly completed and signed Internal Revenue Service Form W-8 (or applicable successor form) and such form is attached hereto.

17.   It understands and agrees to comply with the covenant set forth in Section 3.5 of the Supplement.

The representations set forth above shall be deemed to be made on each day from the date the Transferee acquires any interest in any Note through and including the date on which such Transferee disposes of its interest in the applicable Note.  The Transferee agrees to provide prompt written notice to each of the Co-Issuers, the Registrar and the Trustee of any change of the status of the Transferee that would cause it to breach the representations made above.  The Transferee further agrees to indemnify and hold harmless the Co-Issuers, the Trustee, the Registrar and the Initial Purchaser and their respective affiliates from any cost, damage or loss incurred by them as a result of the inaccuracy or breach of the foregoing representations, warranties and agreements.  Any purported transfer of the Notes (or interest therein) that does not comply with the requirements above shall be null and void ab initio.

The Transferee understands that the Co-Issuers, the Employee Company, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents to such reliance and authorization.

[Name of Transferee]

By:
Name:
Title:

Dated: ,

Taxpayer Identification Number:		Address for Notices:
Wire Instructions for Payments:
Bank:
Address:
	Bank ABA #:	Tel:
	Account No.:	Fax:
	FAO:	Attn.:
Attention:

Registered Name (if Nominee):

cc:	NuCO2 Funding LLC
NuCO2 LLC
NuCO2 Supply LLC
NuCO2 IP LLC
2800 S.E. Market Place
Stuart, FL 34997

EXHIBIT C-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFERS OF RESTRICTED GLOBAL NOTES TO PERSONS TAKING DELIVERY IN THE FORM OF AN INTEREST IN UNRESTRICTED GLOBAL NOTES

U.S. Bank National Association

EP-MN-WS3D

60 Livingston Avenue

St. Paul, MN 55107

Attention: Structured Finance/NuCO2

Re:                               NuCO2 Funding LLC; NuCO2 LLC; NuCO2 Supply LLC; NuCO2 IP LLC

$40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1
(the “Notes”)

Reference is hereby made to (i) the Base Indenture, dated as of May 28, 2008 (as amended, supplemented or modified, the “Base Indenture”), among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC and NuCO2 IP LLC, as co-issuers (the “Co-Issuers”), and U.S. Bank National Association, as trustee, administrative agent and securities intermediary (the “Trustee”), and (ii) the Series 2010-1 Supplement to the Base Indenture, dated as of September 29, 2010 (the “Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture.

This certificate relates to U.S. $                               aggregate principal amount of Notes which are held in the form of an interest in a Restricted [Rule 144A] [Regulation S] Global Note with [Euroclear] [Clearstream] [DTC] (CUSIP (CINS) No.                 ) in the name of                                      [insert name of transferor] (the “Transferor”), who wishes to effect the transfer of such Notes in exchange for Unrestricted [Rule 144A] [Regulation S] Global Notes in an equivalent aggregate principal amount in the name of                              [insert name of transferee] (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated September 22, 2010 (together with any supplements or amendments thereto issued through the date hereof, the “Offering Memorandum”), relating to the Notes and (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers, the Trustee, the Registrar and their respective counsel that:

1.     The Transferee is both an “Institutional Accredited Investor” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended)  and a “qualified purchaser” (or “QP”) within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “1940 Act”), acquiring the Notes for its own account or one or more accounts with respect to which the Transferee exercises sole investment discretion, each of whom is both an Institutional Accredited Investor and a QP, either (i) as certified by the transferor or the transferee, in a transfer being made pursuant to Rule 144 under the Securities Act for investment purposes and not with a view to the distribution thereof or (ii) pursuant to a transaction that would otherwise not require registration under the Securities Act (in which case the transferor or transferee has provided an opinion of counsel to the Trustee, the Registrar and the Co-Issuers that such transfer may be made pursuant to an exemption from registration under the Securities Act).

2.     The Transferee (a) has such knowledge and experience in financial and business matters that the Transferee is capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in the Notes and is financially able to bear such risk, (b) in making such investment is not relying on the advice or recommendations of the Initial Purchaser, the Co-Issuers or any of their respective Affiliates (or any representative of any of the foregoing), and none of such persons or their respective Affiliates is acting as a fiduciary or financial or investment adviser for the Transferee, (c) has determined that an investment in the Notes is suitable and appropriate for it, (d) has received, and has had an adequate opportunity to review the contents of, the Offering Memorandum and (e) has had access to such financial and other information concerning the Co-Issuers and the Notes as it has deemed necessary to make its own independent decision to purchase the Notes, including the opportunity, at a reasonable time prior to its purchase of the Notes, to ask questions and receive answers concerning the Co-Issuers and the terms and conditions of the offering of the Notes.

3.     The Transferee acknowledges that the Offering Memorandum is personal to such Transferee and does not constitute an offer to any other person or to the public generally to acquire the Notes other than pursuant to Section 4(2) under the Securities Act.  Distribution of the Offering Memorandum, or disclosure of any of its contents to any person other than the Transferee and those persons, if any, retained to advise the Transferee with respect thereto and other persons meeting the requirements of Section 4(2) is unauthorized and any disclosure of any of its contents, without the prior written consent of the Co-Issuers, is prohibited.

4.     The Transferee understands that there is no market for the Notes and that no assurance can be given as to the liquidity of or trading market for the Notes and that it is unlikely that a trading market for the Notes will develop.  It further understands that, although the Initial Purchaser may from time to time make a market in the Notes, the

Initial Purchaser is under no obligation to do so and, following the commencement of any market-making, may discontinue the same at any time.  Accordingly, the Transferee must be prepared to hold the Notes for an indefinite period of time or until the Legal Final Maturity Date.

5.     The Transferee agrees that no sale, pledge or other transfer of a Note (or any interest therein) may be made in the United States unless such sale, pledge or other transfer is made to a transferee who is a QP.  The Transferee further agrees that no sale, pledge or other transfer of a Note (or any interest therein) may be made if such transfer would have the effect of requiring any of the Co-Issuers or the pool of assets owned by the Co-Issuers to register as an investment company under the 1940 Act.

6.     The Transferee understands that the Indenture permits the Co-Issuers to require any holder of the Notes who is a “U.S. Person” (as defined in Regulation S under the Securities Act (“Regulation S”) or a “U.S. Resident” (as defined for purposes of the 1940 Act) who is determined not to have been both an Institutional Accredited Investor and a QP to sell their acquired Notes (provided, that either (1) the transferor or the transferee has certified that the transfer is being made pursuant to Rule 144 under the Securities Act or (2) the transferor or the transferee has provided an opinion of counsel to each of the Trustee, the Registrar and the Co-Issuers that such transfer may be made pursuant to an exemption from registration under the Securities Act).

7.     On each day that it holds the Notes, the Transferee is deemed to represent, and any account on behalf of which it is purchasing the Notes is deemed to represent, that either (A) it is not and is not acting on behalf of (i) an employee benefit plan subject to Part 4 of Title I of ERISA, (ii) a plan subject to Section 4975 of the Code, (iii) an entity, the assets of which are considered to include assets of a plan described in (i) or (ii) or (iv) a governmental plan, a church plan or a foreign plan subject to provisions under any Similar Laws, and is not using the assets of any of the foregoing in purchasing an interest in the Notes, or (B) its purchase and holding of an interest in the Series 2010-1 Note does not and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or other plan, a non-exempt violation of any applicable Similar Law).

8.     The Transferee certifies that (1) the transfer is being made pursuant to Rule 144 under the Securities Act and (2) it has provided an opinion of counsel to each of the Trustee, the Registrar and the Co-Issuers that such transfer may be made pursuant to an exemption from registration under the Securities Act.

9.     If the Transferee is not a natural person, the Transferee has the power and authority to enter into each agreement required to be executed and delivered by or on behalf of the Transferee in connection with its purchase of Notes, which will include a note subscription agreement, and to perform its obligations thereunder and consummate the transactions contemplated thereby, and the person signing any such documents on behalf of the Transferee has been duly authorized to execute and deliver such documents and each other document required to be executed and delivered by the Transferee in connection with its purchase of Notes.  If the Transferee is an individual, the Transferee has all requisite legal capacity to acquire and hold the Notes and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Transferee in connection with this subscription for Notes.  Such execution, delivery and compliance by the Transferee does not conflict with, or constitute a default under, any instruments governing the Transferee, any applicable law, regulation or order, or any material agreement to which the Transferee is a party or by which the Transferee is bound.

10.   If the Transferee’s permanent address is located in the United States, the Transferee was offered the Notes in the state of such Transferee’s permanent address and intends that the securities law of that state govern the Transferee’s subscription for the Notes.

11.   The Transferee, if not a “United States person” (as defined in Section 7701(a)(30) of the Code), either (a) is not a bank (within the meaning of Section 881(c)(3)(A) of the Code) or an affiliate of a bank, (b) is a person (or a wholly owned affiliate of a person) that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (c) is not related to the Co-Issuers within the meaning of Section 1.881-3 of the Treasury Regulations.

[The Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and has properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) and such form is attached hereto.]

[The Transferee is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and has properly completed and signed Internal Revenue Service Form W-8 (or applicable successor form) and such form is attached hereto.]

12.   It understands and agrees to comply with the covenant set forth in Section 3.5 of the Supplement.

The representations set forth above shall be deemed to be made on each day from the date the Transferee acquires any interest in any Note through and including the date on which such Transferee disposes of its interest in the applicable Note.  The Transferee agrees to provide prompt written notice to each of the Co-Issuers, the Registrar and the Trustee of any change of the status of the Transferee that would cause it to breach the representations made above.  The Transferee further agrees to indemnify and hold harmless the Co-Issuers, the Trustee, the Registrar and the Initial Purchaser and their respective affiliates from any cost, damage or loss incurred by them as a result of the inaccuracy or breach of the foregoing representations, warranties and agreements.  Any purported transfer of the Notes (or interest therein) that does not comply with the requirements above shall be null and void ab initio.

The Transferee understands that the Co-Issuers, the Employee Company, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents to such reliance and authorization.

[Name of Transferee]

By:
Name:
Title:

Dated: ,

Taxpayer Identification Number:		Address for Notices:
Wire Instructions for Payments:
Bank:
Address:
	Bank ABA #:	Tel:
	Account No.:	Fax:
	FAO:	Attn.:
Attention:

Registered Name (if Nominee):

cc:	NuCO2 Funding LLC
NuCO2 LLC
NuCO2 Supply LLC
NuCO2 IP LLC
2800 S.E. Market Place
Stuart, FL 34997

EXHIBIT C-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFERS OF INTERESTS IN RESTRICTED REGULATION S GLOBAL NOTES TO PERSONS TAKING DELIVERY IN THE FORM OF AN INTEREST IN A RESTRICTED RULE 144A GLOBAL NOTE

U.S. Bank National Association

EP-MN-WS3D

60 Livingston Avenue

St. Paul, MN 55107

Attention: Structured Finance/NuCO2

Re:                               NuCO2 Funding LLC; NuCO2 LLC; NuCO2 Supply LLC; NuCO2 IP LLC

$40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1
(the “Notes”)

Reference is hereby made to (i) the Base Indenture, dated as of May 28, 2008 (as amended, supplemented or modified, the “Base Indenture”), among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC and NuCO2 IP LLC, as co-issuers (the “Co-Issuers”), and U.S. Bank National Association, as trustee, administrative agent and securities intermediary (the “Trustee”), and (ii) the Series 2010-1 Supplement to the Base Indenture, dated as of September 29, 2010 (the “Supplement” and, together with the Base Indenture, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture.

This certificate relates to U.S. $                               aggregate principal amount of Notes which are held in the form of an interest in a Restricted Regulation S Global Note with [Euroclear] [Clearstream] [DTC] (CUSIP (CINS) No.                 ) in the name of                                      [insert name of transferor] (the “Transferor”), who wishes to effect the transfer of such Notes in exchange for an equivalent beneficial interest in a Restricted Rule 144A Global Note in the name of                                      [insert name of transferee] (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum dated September 22, 2010 (together with any supplements or amendments thereto issued through the date hereof, the “Offering Memorandum”), relating to the Notes and (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers, the Registrar and the Trustee that:

1.     It understands that the Notes have not been recommended by any United States federal or state securities commission or regulatory authority, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any Offering Memorandum and any representation to the contrary is a criminal offense.

2.     It (A) is a “qualified institutional buyer” (or “QIB”) (as defined in Rule 144A of the Securities Act (“Rule 144A”)) (who is also a “qualified purchaser” (or “QP”) within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “1940 Act”)), (B) is aware that the sale to it is being made in reliance on Rule 144A, (C) is acquiring such Notes for its own account or for the account of a QIB (who is also a QP) over which it exercises sole investment discretion, (D) is not (and any such account is not) a pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (E) is not a broker dealer of the type described in paragraph (a)(1)(ii) of Rule 144A unless it owns and invests on a discretionary basis not less than U.S. $25,000,000 in securities of issuers that are not affiliated with it, (b) a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan, (F) was not formed or capitalized for the specific purpose of investing in the Co-Issuers (except where each beneficial owner is both a QIB and a QP), (G) is not a (w) corporation, (x) partnership, (y) common trust fund or (z) special trust, pension fund or retirement plan in which the shareholders, equity owners, partners, beneficiaries, beneficial owners or participants, as applicable, may designate the particular investments to be made, (H) if formed on or before April 30, 1996, is not an investment company that relies on the exclusion from the definition of “investment company” provided by Section 3(c)(7) of the 1940 Act (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(7) with respect to those of its holders that are U.S. Persons), unless, with respect to its treatment as a QP, it has, in the manner required by Section 2(a)(51)(C) of the 1940 Act and the rules and regulations thereunder, received the consent of its beneficial owners that acquired their interests on or before April 30, 1996, (I) is not an entity that, immediately subsequent to its purchase or other acquisition of a beneficial interest in the Notes, will have invested more than 40% of its assets in beneficial interests in the Notes and/or in other securities of the Co-Issuers (unless all of the beneficial owners of such entity’s securities are QPs) and (J) is not (I) (x) an employee benefit plan described in Section 3(3) of ERISA but not subject to ERISA or an entity the assets of which constitute assets of such a plan, (y) an employee benefit plan that is subject to Title I of ERISA, (z) a plan, individual retirement account or other arrangement subject to Section 4975 of the Code or an entity whose underlying assets are considered to include “plan asset” of any such plan, account or arrangement under U.S. Department of Labor regulations, as modified (each a “Plan”), and such entity is not acquiring or holding the Notes for or on behalf of or with the assets of any Plan or (II) a purchaser that is unable to represent and warrant that the purchase and holding of the Notes does not and will not result in a non-exempt prohibited transaction under

Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or other Plan, any applicable Similar Law).

3.     It understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to QIBs (who are also QPs) pursuant to Rule 144A or (ii) to a QP in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S of the Securities Act (“Regulation S”), and in accordance with the applicable legends.

4.     It acknowledges that none of the Co-Issuers has been registered under the 1940 Act.

5.     It acknowledges that none of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates or any Person representing the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2, or their respective Affiliates has made any representation to it with respect to the Co-Issuers, NuCO2, or their respective Affiliates or the offering or sale of the Notes, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties.  None of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates is acting as a fiduciary or financial or investment advisor for it and it is not relying (for purposes of making an investment decision) on any written or oral advice or counsel of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates, other than the information contained in the Offering Memorandum and any representations expressly set forth in a written agreement with such parties. It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transactions pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it, and any accounts for which it is acting, are each able to bear the economic risk of the investment. It is investing in the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A. It understands that an investment in the Notes involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. It has had access to such financial and other information concerning the Notes, the Co-Issuers and the Employee Company as it deems necessary or appropriate in order to make an informed investment decision with respect to its investment in the Notes, including an opportunity to ask questions of, and request information from, the Co-Issuers. None of the Co-Issuers, the Initial Purchaser, the Trustee, NuCO2 or their respective Affiliates have given to it (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Indenture, the Notes or the other documentation for the Notes. It has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions and it is investing in the Notes with a full understanding of all of the terms, conditions and risks thereof (economic or otherwise) and it is capable of assuming and willing to assume (financially and otherwise) those risks. It is a sophisticated investor.

6.     It understands that the Notes will, unless otherwise agreed by the Co-Issuers and the holders thereof in compliance with applicable law, bear one or more legends substantially similar to those set forth in Sections 4.2(h) and (j) of the Supplement.

7.     It understands that the Notes will be represented by one or more Restricted 144A Global Notes. Before any interest in a Restricted Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Restricted Regulation S Global Note or Unrestricted Global Note, the transferor will be required to provide the Trustee with a written certification as to compliance with transfer restrictions as set forth in Sections 4.2(c) and (d) of the Supplement.

8.     It will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

9.     It understands that the Co-Issuers will require certification reasonably acceptable to the Co-Issuers (i) as a condition to the payment of principal of and interest on any Note without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (ii) to enable it to determine its duties and liabilities with respect to any taxes or other charges that it, the Trustee or any paying agent may be required to pay, deduct or withhold from payments in respect of such Notes made to the holder of such Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. Federal income tax forms (such as IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms). It agrees to provide any certification requested pursuant to this paragraph within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

10.   It understands that the Notes represent the obligation of the Co-Issuers only and other than payments that may arise under certain representations and warranties made by certain of their Affiliates, payments on the Notes are not the obligations of any of their Affiliates.

11.   It understands that the Co-Issuers have the right hereunder to compel any non-permitted holder of an interest in the Notes to sell its interest in the Notes or may sell such interest in the Notes on behalf of such owner. In connection therewith, it understands that the Co-Issuers are permitted hereunder to require that the Holder of any interest in a Restricted 144A Global Note held by a Holder that is a U.S. Person or a Holder who was sold such interest in the United States who is determined not to have been both a QIB and a QP at the time of acquisition of such interest in a Restricted 144A Global Note, in each case at the time of the acquisition of such interest, sell such interest to a transferee that is permitted hereunder and, if the Holder does not comply with such demand within 30 days thereof, the Co-Issuers, acting at the direction of the Master Manager, may sell such Holder’s interest in the applicable Global Note on such terms as the Co-Issuers may choose.

[The Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and has properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) and such form is attached hereto.]

[The Transferee is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and has properly completed and signed Internal Revenue Service Form W-8 (or applicable successor form) and such form is attached hereto.]

12.   It understands and agrees to comply with the covenant set forth in Section 3.5 of the Supplement.

The representations set forth above shall be deemed to be made on each day from the date the Transferee acquires any interest in any Note through and including the date on which such Transferee disposes of its interest in the applicable Note.  The Transferee agrees to provide prompt written notice to each of the Co-Issuers, the Registrar and the Trustee of any change of the status of the Transferee that would cause it to breach the representations made above.  The Transferee further agrees to indemnify and hold harmless the Co-Issuers, the Trustee, the Registrar and the Initial Purchaser and their respective affiliates from any cost, damage or loss incurred by them as a result of the inaccuracy or breach of the foregoing representations, warranties and agreements.  Any purported transfer of the Notes (or interest therein) that does not comply with the requirements above shall be null and void ab initio.

The Transferee understands that the Co-Issuers, the Employee Company, the Initial Purchaser, the Trustee, NuCO2, their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents to such reliance and authorization.

[Name of Transferee]

By:
Name:
Title:

Dated: ,

Taxpayer Identification Number:		Address for Notices:
Wire Instructions for Payments:
Bank:
Address:
	Bank ABA #:	Tel:
	Account No.:	Fax:
	FAO:	Attn.:
Attention:

Registered Name (if Nominee):

cc:	NuCO2 Funding LLC
NuCO2 LLC
NuCO2 Supply LLC
NuCO2 IP LLC
2800 S.E. Market Place
Stuart, FL 34997

EXHIBIT D

FORM OF NOTEHOLDERS’ STATEMENT

[DATE]
Series 2010-1 Notes
Monthly Collection Period:  [MM/DD/YY] – [MM/DD/YY]
Payment Date:  [MM/DD/YY]

Reference is hereby made to the Base Indenture, dated as of May 28, 2008 (as amended, supplemented or modified, the “Base Indenture”), among NuCO2 Funding LLC, NuCO2 LLC, NuCO2 Supply LLC and NuCO2 IP LLC, as co-issuers (the “Co-Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”), administrative agent and securities intermediary, as supplemented by the Series 2010-1 Supplement to the Base Indenture, dated as of September 29, 2010 (the “Supplement” and, together with the Base Indenture, the “Indenture”), and the Transaction Management Agreement, dated as of May 28, 2008, between the Co-Issuers and NuCO2 Management LLC (the “Transaction Management Agreement”) .  Capitalized terms otherwise not defined herein shall have the meaning assigned to them in the Indenture or the Transaction Management Agreement.

This Noteholders’ Statement is delivered pursuant to Section 4.1(c) of the Base Indenture, Section 5.1 of the Supplement, and Section 2.1(c)(iii) of the Transaction Management Agreement.  The undersigned, on behalf of the Transaction Manager and the Master Issuer, hereby certifies as follows:

(A)          To the knowledge of the Transaction Manager and the Master Issuer, the historical information contained herein is true and correct in all material respects;

(B)           The forward looking information contained herein has been prepared in good faith based on information in the Transaction Manager’s and in the Master Issuer’s possession and/or reasonably available to the Transaction Manager and the Master Issuer as of the date hereof; and

(C)           Except as otherwise set forth herein, each of the Transaction Manager has performed in all material respects its obligations under each Related Document since the date of the previously delivered Noteholders’ Statement.

By:
Name:
Title:

[ATTACH MONTHLY MANAGER’S CERTIFICATE]

EXHIBIT E

FORM OF IMPORTANT 3(C)(7) NOTICE

[INSERT NAME OF CLEARING AGENCY]

IMPORTANT

B#:	[number]

DATE:	[date]

TO:	ALL PARTICIPANTS

FROM:	[name], [title], Underwriting Department

ATTENTION:	[Managing Partner/Officer; Cashier, Operations, Data Processing and Underwriting Managers]

SUBJECT:	Section 3(c)(7) restrictions for NUCO2 FUNDING LLC, NUCO2 LLC, NUCO2 SUPPLY LLC and NUCO2 IP LLC, each as Co-Issuer of $40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1

(A) CUSIP Numbers:	[CUSIP Numbers for 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1 — 144A, Reg.S]

(B) Security Description:	NUCO2 FUNDING LLC, NUCO2 LLC, NUCO2 SUPPLY LLC and NUCO2 IP LLC, each as Co-Issuer of $40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1

(C) Offer Amount:	$40,000,000

(D) Managing Underwriter:	Goldman, Sachs & Co.

(E) Paying Agent:	U.S. Bank National Association

(F) Closing Date:	September 29, 2010

Special Instructions:

See Attached Important Instructions from the Co-Issuers.

[CO-ISSUERS LETTERHEAD]

$40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1

[CUSIP Numbers for 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1 – 144A, Reg.S]

The Co-Issuers and the Initial Purchaser are putting Participants on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced security.

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the $40,000,000 7.628% Fixed Rate Series 2010-1 Senior Notes, Class A-1 (the “Securities”) may only be made in minimum denominations of $                     to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of Section 2(a)(51)(A) of the Investment Company Act. Each purchaser of Securities (1) represents to and agrees with the Co-Issuers and the Initial Purchaser that (i) the purchaser is a QIB who is a QP (a “QIB/QP”); (ii) the purchaser is not a broker-dealer who owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the Co-Issuers; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of Securities; (vii) the purchaser understands that the Co-Issuers may receive a list of participants holding positions in its securities from one or more book-entry depositaries; (viii) the purchaser is not an entity in which the shareholders, equity owners, partners, beneficiaries, beneficial owners or participants, as applicable, may designate the particular investments to be made; (ix) the purchaser is not an entity that, immediately subsequent to its purchase or other acquisition of a beneficial interests in the Securities, will have invested more than 40% of its assets in beneficial interests in the Securities and/or in other securities of the Co-Issuers (unless all of the beneficial owners of such entity’s securities are qualified purchasers) to whom notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from Securities Act registration provided by Rule 144A; (x) the purchaser is not (A) an employee benefit plan described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but not subject to ERISA or an entity the assets of which constitute assets of such a plan, an employee benefit plan that is subject to Title I of ERISA, (C) a plan, individual retirement account or other arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement under U.S. Department of Labor Regulations, as modified (each, a “Plan”), and such entity is not acquiring or holding the Securities for or on behalf of or with the assets of any Plan, or (D) unable to represent and warrant that the purchase and holding of the Securities does not and will not result in a non-prohibited transaction under

Section 306 of ERISA or Section 4975 of the Code (or, in the case of a governmental or other plan, any applicable similar law); and (xi) the purchaser will provide notice of the transfer restrictions to any subsequent transferees; and (2) acknowledges that the Co-Issuers have not been registered under Investment Company Act and the Securities have not been registered under the Securities Act and represents to and agrees with the Co-Issuers and the Initial Purchaser that, for so long as securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that the Securities will bear a legend with respect to such transfer restrictions. See “Transfer Restrictions” in the Offering Memorandum.

The charter, bylaws, organizational documents or securities issuance documents of the Co-Issuers provide that the Co-Issuers will have the right to (i) require any holder of Securities who is determined not to be both a QIB and a QP to sell the Securities to a QIB that is also a QP or (ii) redeem any Securities held by such a holder on specified terms. In addition, the Co-Issuers have the right to refuse to register or otherwise honor a transfer of Securities to a proposed transferee that is not both a QIB and a QP.

The restrictions on transfer required by the Co-Issuers (outlined above) will be reflected [under the notation “3c7” in DTC’s User Manuals and DTC’s Reference Directory] [Annex 3(c)(7) of Euroclear’s New Issues Acceptance Guide] [Chapter 7 (“Custody Business Operations — New Issues”), Section 7.3 (“General Procedure for the admission and distribution of new issues of syndicated international instruments”) in Clearstream Banking’s Reference Directory].

Any questions or comments regarding this subject may be directed to [Co-Issuers contact person] (      )       -